As filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-261688

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

KB Global Holdings Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	3080	Not applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No 3 Building of No 1 Jiali Construction Plaza FL 13,

No.4th Central Road, Futian, Shenzhen

Guangdong Province, 518000, People’s Republic of China

Tel: (86) 0755-8320 1415

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Harneys Fiduciary (Cayman) Limited,

4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands

Copies to:

McMurdo Law Group, LLC

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

(917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus (this “Prospectus”) is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED JULY 15, 2022

KB Global Holdings Limited

1,000,000 Ordinary Shares

This is the initial public offering of KB Global Holdings Limited. We are offering 1,000,000 ordinary shares at $1.00 per share (the “Shares”), in a best effort, direct public offering, by our officers and directors for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

Our Shares are not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

We are a corporation organized in the Cayman Islands, We operate using variable interest entities based in The Peoples Republic of China. The Company’s VIE structure has been approved by the CHINA SECURITIES REGULATORY COMMISSION (“CSRC”). Please see our condensed consolidating schedule and consolidated financial statements starting on page F-1.

In 2017, we restructured our holding structure to facilitate an offshore listing of shares. On November 17, 2017, our company, KB Global Holdings Limited, was incorporated in the Cayman Islands, with authorized share capital of 5 billion ordinary shares, par value of US$0.00001 per share.

On November 20, 2017, Kesheng Global (HK) Limited, or Kesheng HK, was incorporated in Hong Kong as a wholly-owned subsidiary of KB Global Holdings Limited.

On January 18, 2018, Suzhou Keju Enterprise Management Consulting Limited, or Suzhou Keju, our wholly-foreign-owned entity (“WFOE”), was incorporated in Suzhou, PRC, with registered capital of US$10 million, as a wholly-owned subsidiary of Kesheng HK.

On July, 2019, WFOE entered into a series of contractual arrangements with the shareholders of VIE, through which WFOE gained full control over the management and will receive the economic benefits of Beijing Kezhao.

If Beijing Kezhao suffers losses, the losses will be carried over and deducted from the payment to WFOE in the following month(s). Thus, WFOE would be required to absorb any losses incurred by Beijing Kezhao and, moreover, would be required to continue to provide services to Beijing Kezhao pursuant to an exclusive business cooperation agreement (the “Exclusive Business Cooperation Agreement”) without receiving any payment. There can be no guarantee that WFOE will be able to recoup any of the losses incurred by Beijing Kezhao. Further, under the Exclusive Business Cooperation Agreement, WFOE may absorb the losses at a time when WFOE does not have sufficient cash to provide services and at a time when WFOE or we may be unable to borrow such funds on terms that are acceptable, if at all. As a result, WFOE is deemed to bear any losses suffered by Beijing Kezhao under the Exclusive Business Cooperation Agreement, and any losses absorbed by WFOE may have an adverse effect on our liquidity, financial condition and results of operations. Please see the approval attached hereto as Exhibit 99.2

Each of the Company’s subsidiaries formed or operating the Peoples Republic of China (“Material PRC Companies”) has been duly established and is validly existing as a limited liability company under the laws of the Peoples Republic of China (“PRC Laws”),and has received all authorizations required by the Peoples Republic of China (the “Governmental Authorizations”) for its establishment to the extent such Governmental Authorizations are required under applicable PRC Laws, and its business license is in full force and effect. Each of the Material PRC Companies has the capacity and authority to own assets, to conduct business, and to sue and be sued in its own name under PRC Laws. The articles of association, business license and other constitutional documents (if any) of each Material PRC Company comply with the requirements of applicable PRC Laws and are in full force and effect. None of the Material PRC Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for any adverse suspension, withdrawal, revocation or cancellation of its business license.

All of the equity interests of the Material PRC Companies are owned by their respective shareholder(s) and (ii) each of the Material PRC Companies has obtained all Governmental Authorizations for the ownership interest owned by its respective shareholder(s). The equity interests of the Material PRC Companies are owned by their respective shareholder(s) free and clear of any pledge or other encumbrance under PRC Laws, and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in any Material PRC Company under PRC Laws, except for (i) those provided in the applicable variable interest entity (“VIE”) agreements (“VIE Agreements”), (ii) the statutory veto right and/or right of first refusal that the other shareholder(s) (if any) of such Material PRC Companies may have in respect of any transfer or other disposal of the equity interests by any shareholder of such Material PRC Companies as provided under PRC Laws, or (iii) such encumbrance that would not be reasonably expected to have a Material Adverse Effect. “Material Adverse Effect,” as used herein, means a material adverse effect on the assets, liabilities, properties or business of the Company. The VIE Agreements have not been tested in court. Please see the Risk Factor titled “The Company’s VIE structure presents unique risks” on Page 15.

All of our operations are conducted by our subsidiaries and through contractual arrangements with a VIE based in China which involves unique risks to investors. Our VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Investors may never hold equity interests in the Chinese operating company. The VIE structure is not as stable as some have imagined, to say the least. The founder, senior management and the shareholders of the domestic company play a very important role in the VIE structure. Once there are changes to such positions involving interests, potential risks of the VIE structure will appear. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Please see the Risk Factor titled “The Company’s VIE structure presents unique risks” on Page 15.

The legal and operational risks associated with being based in or having the majority of the Company’s operations in China could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Please see the Risk Factor titled “We are faced with risks and uncertainties as a foreign enterprise under PRC laws” on page 14.

Recently, Beijing revamped its rules for overseas listings after ride-hailing Didi Global launched its initial public offering despite warnings from regulators. That triggered a data security investigation led by the Cyberspace Administration of China (“CAC”), which recently culminated with the firm announcing plans to delist in the US in favor of Hong Kong. This shows how recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, have or may impact the company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist your securities.

Investing in our Ordinary Stock involves a high degree of risk. See “Risk Factors” on page 11 for a detailed discussion of certain risks that you should consider in connection with an investment in our Common Stock.

The Company will settle amounts owed under the VIE agreements by transferring dividends, or distributions between the holding company, its subsidiaries, and consolidated VIEs, or to investors, which have not yet occurred. We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. We have made no such distributions to date and we have no current cash management policies in place. We will look to implement one in the near future.

There are no legal, arbitral or governmental proceedings, regulatory investigations or other governmental decisions, rulings, orders, or actions before any Governmental Agencies in progress or pending in the PRC to which the Company or any Material PRC Company is a party or to which any assets of any Material PRC Company is a subject which, if determined adversely against any of the Company and the Material PRC Companies, would be reasonably expected to have a material adverse effect.

All dividends declared and payable upon the equity interests in the WFOE may be converted into foreign currency and freely transferred out of the PRC free of any deductions in the PRC, provided that (i) the declaration and payment of such dividends complies with applicable PRC Laws and the constitutional documents of the WFOE, and (ii) the remittance of such dividends out of the PRC complies with the procedures required by the relevant PRC Laws relating to foreign exchange administration.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. Despite the above, based on our current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

Assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Ordinary Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

There is no tax or duty payable by or on behalf of the Material PRC Companies under applicable PRC Laws in connection with the creation, allotment and issuance Ordinary Shares, provided that each person taking the aforementioned actions is not subject to PRC tax by reason of citizenship, permanent establishment, residence or otherwise subject to PRC tax imposed on or measured by net income or net profits.

Assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, it is not necessary that such documents be filed or recorded now with any Governmental Agency in the PRC.

There are no reporting obligations to any Governmental Agency under PRC Laws on those holders of Ordinary Shares who are not deemed to be PRC residents as defined under applicable PRC Laws, to the extent that no reporting obligation is triggered by the purchase or holding of Ordinary Shares under the PRC anti-monopoly laws, rules and regulations.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deem relevant, and subject to the restrictions contained in any future financing instruments.

On December 16, 2021, Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA). The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2020, was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. Our auditors CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. As a result, we and investors in our common stock are deprived of the benefits of such PCAOB inspections, which could cause investors in our stock to lose confidence in our reported financial information and the quality of our financial statements. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over-the-counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over-the-counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted. See “Risk Factors – Risks associated with doing business in China – The audit report included in this Amendment is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.”

U.S shareholders may face difficulties in effecting service of process against the Company and officers and director, as they are both based in China. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares. As of the date of this prospectus, we do not have any PRC subsidiaries.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Investing in our Shares involves a high degree of risk. See “Risk Factors” for a detailed discussion of certain risks that you should consider in connection with an investment in our Shares. There are specific risks related to having operations in China that the Company has been organized to avoid.

The registered capital of each of the Material PRC Companies has been duly paid in accordance with applicable PRC Laws and their respective articles of association, to the extent that such registered capital is required to be paid prior to the date hereof.

All of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our WFOE, the VIE and its subsidiaries established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.

KB Global Holding Limited is a holding company and we operate our business through our PRC variable interest entity, Beijing Kezhao in China. We exercise effective control over the operations of Beijing Kezhao pursuant to a series of contractual arrangements, under which we are entitled to receive substantially all of its economic benefits.

Even though KB Global Holding Limited is a holding company, we operate our business through our PRC variable interest entity, Beijing Kezhao in China. We exercise effective control over the operations of Beijing Kezhao pursuant to a series of contractual arrangements, under which we are entitled to receive substantially all of its economic benefits.

Prior to this Offering, no public market has existed for the common stock of KB Global Holdings Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that any of our Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. This offering is not conditioned on the ordinary shares being quoted on OTC Markets.

Even assuming the sale of the entire offering, the public stockholders will own less than 1% of the total stockholder ownership in the Company.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investments. See “Risk Factors” beginning on page 11 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated July 15, 2022

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States: We have not taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

Until July 25, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

i

Prospectus Summary

This summary highlights information that we present more fully elsewhere in this prospectus. This summary does not contain all of the information that you might wish to consider before buying ordinary shares in this offering. You should read the entire prospectus carefully, including “Risk Factors” and the financial statements and accompanying notes.

Our Business

KB Global Holding Limited is a holding company of a high-tech alternative firm and will grow our business organically and with M&A in China, we are committed to developing high-end manufacturing, adhering to the extension of advanced materials to high-tech materials development and other fields, helping the manufacturing industry to continuously update, and helping scientific and technological enterprises develop into high-tech enterprises. We have added that research and development, production and sale of new hollow plastic building template, and research and development of nano-materials used in the construction field, through the addition of nano-materials can significantly improve the strength and elongation of plastic, improve wear resistance and surface finish, improve anti-aging performance, in order to adhere to advanced materials to high-tech materials.

At the same time, explore global scientific and technological information, scientific and technological talents and scientific and technological enterprises in various fields, dynamically evaluate the value of scientific and technological entities in multiple dimensions, constantly create a good entrepreneurial format, and incubate more high-quality and high potential enterprises. We conduct business through Beijing Kezhao and its subsidiaries, which act as high-tech business operation managers and acquisition growth.

Our scope of business is research and development, production and sales of new hollow plastic building formwork. Products include PP plastic building formwork with polypropylene as the main base material. Products are mainly used in housing construction, bridge, tunnel construction and other fields, and New materials, new technology-related industry companies to invest in mergers and acquisitions.

We aim to deliver solid and consistent risk-adjusted performance by offering innovative, carefully chosen products and a highly selective, value-oriented, and differentiated strategy. We conduct our business primarily through Beijing Kezhao and its subsidiaries, Our operation management layout covers 4 core strategic areas including Bohai economic rim, Yangtze River Delta, Pearl River Delta, Cheng-Yu economic circle, in which we have established more than 20 management affiliates which mainly distribute in 7 economically vibrant core cities including Beijing, Shanghai, Shenzhen, Suzhou, Hangzhou, Wenzhou, Chengdu.

The Company relies and expect to continue to rely on contractual arrangements with Beijing Kezhao and its shareholders to operate our businesses. These contractual arrangements may not be as effective in providing us with control over the VIE as direct ownership. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the Board of Directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance of the contractual obligations by the VIE and its shareholders to exercise control over the VIE. Although we have been advised by our PRC Legal Advisors, each contract under WFOE’s contractual arrangement with Beijing Kezhao is valid, binding and enforceable under current PRC laws and regulations, these contractual arrangements may not be as effective in providing us with control over Beijing Kezhao as direct ownership of Beijing Kezhao would be.

The shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of Beijing Kezhao were to refuse to transfer their equity interests in Beijing Kezhao to us or our designee when we exercise the call option pursuant to these contractual arrangements, if they transfer the equity interests to other persons against our interests, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

The contractual arrangements WFOE has entered into with the VIE may be subject to scrutiny by the PRC tax authorities and a finding that we or the VIE owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among WFOE, the VIE and the shareholders of the VIE do not represent arm’s-length prices and consequently adjust WFOE’s or the VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the VIE, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE or the VIE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE or the VIE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WFOE is required to bear the losses of Beijing Kezhao, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

The VIE structure has been adopted by many PRC-based companies, including our Company, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the Draft Foreign Investment Law, VIEs that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the catalog of restrictions, the VIE structure may be deem a domestic investment only if the ultimate controlling person(s) is/are of foreign nationalities, then the VIEs will be treated as FIEs and any operations on the catalogue of restrictions without market entry clearance may be considered as illegal.

We face uncertainties as to whether market clearance is required, and, if required, whether we can timely obtain such clearance, or at all. If we are not able to obtain such clearance when required, the VIE structure may be regarded as invalid or illegal. As a result, we would not be able to (i) continue our business in China through our contractual arrangements with the shareholders of Beijing Kezhao, (ii) exert control over Beijing Kezhao and its subsidiaries, and (iii) receive the economic benefits of Beijing Kezhao and its subsidiaries under such contractual arrangements, consolidate the financial results of Beijing Kezhao and its subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected.

WFOE, after receiving foreign exchange, enters into contracts with the operating entity, the contents of which are subject to service contracts between the two parties and the transfer of intellectual property rights through these contracts, a creditor-debtor relationship between WFOE and the operating entity. Under the payment system, WFOE takes these contracts and invoices issued by the operating entities and settles the Foreign Exchange with the banks, which pay the operating entities in Renminbi. No transfer, dividend or distribution has been made to the holding company up to now.

The Company is the primary beneficiary of the VIE for accounting purposes. However, the VIE Agreements have not been tested in court. All of our operations are conducted by our subsidiaries and through contractual arrangements with a VIE based in China which involves unique risks to investors.

The payment of dividends out of China by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%.

There is no assurance that the PRC government will not intervene or impose restrictions on your ability to do so. Please see the condensed consolidating schedule starting on page F-1 hereto.

Any risks that any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Scope Of Business

KB Global Holding Limited is a holding company of a high-tech alternative firm and will grow our business organically and with M&A in China, we are committed to developing high-end manufacturing, adhering to the extension of advanced materials to high-tech materials development and other fields, helping the manufacturing industry to continuously update, and helping scientific and technological enterprises develop into high-tech enterprises.

We have added that research and development, production and sale of new hollow plastic building template, and research and development of nano-materials used in the construction field, through the addition of nano-materials can significantly improve the strength and elongation of plastic, improve wear resistance and surface finish, improve anti-aging performance, in order to adhere to advanced materials to high-tech materials.

Products include PP plastic building formwork with polypropylene as the main base material. Products are mainly used in housing construction, bridge, tunnel construction and other fields, and new materials, new technology-related industry companies to invest in mergers and acquisitions

Competitive Strengths

We believe that the following competitive strengths contribute to and will continue contributing to our success and ongoing growth:

●	Proven targeted and strategic sales network;

●	Client-oriented culture and value-added product selection;

●	Established industry and corporate relationships;

●	Rigorous risk management and periodic alignment; and

●	Experienced management team with local China market know-how.

Business Strategies

We aspire to become one of the most trusted high-tech driven brands among China’s population. To achieve this goal, in addition to relying on our existing strengths, we intend to pursue the following strategies:

●	Further enhance our brand recognition among individuals and institutional clients in China;

●	Achieve greater synergy between industry;

●	Continue product innovation to enhance our value proposition for our clients;

●	Further grow our client base and increase our market penetration nationwide;

●	Enhance our IT infrastructure and proprietary database; and

Our Challenges and Risks

Our ability to achieve our goals and execute our strategies is subject to risks and uncertainties, including those associated with:

●	Our ability to manage growth effectively;

●	Our ability to manage potential volatility of our revenue, net income and cash flow;

●	Our ability to maintain and further grow our high-net-worth individual and institutional client base;

●	Our ability to maintain and further increase the amount of investments made by our clients;

●	Our dependence on our founder and other key personnel.

We may be deemed a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale

Rule 144 Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets" provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our potential classification as a Shell Company, our investors, including investors in this offering, are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Corporate Information

Our principal executive offices are located at, No 3 Building of No 1 Jiali Construction Plaza FL 13, No.4th Central Road Futian, Shenzhen, Guangdong Province, 518000, PRC Our telephone number is +86 0755-8320145. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Since our operations and assets are located in China, shareholders may find it difficult to enforce a U.S. judgement against the assets of our Company, our directors and executive officers. Our operation and assets are located in China. In addition, our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of our officers or directors.

In 2006, the CSRC and five other PRC regulatory agencies jointly promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which regulates foreign investment in PRC domestic enterprises. The M&A Rule requires offshore special purpose vehicles formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of the special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the M&A Rule is currently unclear. If the CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or the payment or distribution of dividends by our PRC subsidiary, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain such approval, if required, could have a material adverse effect on our business, results of operation and reputation and could also create uncertainties for this offering.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of two or more shareholders present in person or by proxy being entitled to vote on resolutions of members to be considered at the meeting.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our ordinary shares less attractive as a result. The result may be a less active trading market for our ordinary shares, and the price of our ordinary shares may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to “opt in” to such extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. As a foreign private issuer, we may follow Cayman Islands law for certain corporate governance matters. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies.

Our reporting currency is the U.S. dollar. This prospectus contains translations of certain foreign currency into U.S. dollars for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, all translations from Renminbi to U.S. dollars have been made at the rate as of the end of the applicable period, that is, RMB6.52 to $1.00, the noon buying rate in effect as of November 19, 2021. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus should have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See Risk Factors — Risks Related to Our Business and Industry — Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.

Since our operations and assets are located in China, shareholders may find it difficult to enforce a U.S. judgement against the assets of our Company, our directors and executive officers. Our operation and assets are located in China. In addition, our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of our officers or directors.

In 2006, the CSRC and five other PRC regulatory agencies jointly promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which regulates foreign investment in PRC domestic enterprises. The M&A Rule requires offshore special purpose vehicles formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of the special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the M&A Rule is currently unclear. If the CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or the payment or distribution of dividends by our PRC subsidiary, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain such approval, if required, could have a material adverse effect on our business, results of operation and reputation and could also create uncertainties for this offering.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of two or more shareholders present in person or by proxy being entitled to vote on resolutions of members to be considered at the meeting.

The Offering

Ordinary shares offered	1,000,000 ordinary shares, $0.00001 par value per share.

Ordinary shares Outstanding before this Offering	110,000,000 shares

Ordinary shares to be Outstanding after this Offering	111,000,000 shares

Use of Proceeds;	While there is no minimum number of shares that will be sold in this offering, if we were to sell the entire number of shares registered, we estimate that our net proceeds from this offering will be approximately $950,000, based on an initial public offering price of $1.00 per share, after deducting estimated offering expenses. We plan to use the net proceeds of this offering primarily to support the expansion of our operations and for general corporate purposes, which may include hiring additional sales, marketing and management personnel, and investing in sales and marketing activities, capital expenditures, and other general and administrative matters.

The net proceeds from this offering must be remitted to China before we will be able to use such funds for our business. See Use of Proceeds.

Minimum number of shares to be sold in this offering.	None.

Market for the shares	There is no public market for the shares. The price per share is $1.00.
We may not be able to meet the requirement for a public quotation of our shares. Furthermore, even if our shares are quoted on the OTCQB, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Trading securities may be prohibited under the Holding Foreign Companies Accountable Act if the Public Company Accounting Oversight Board (United States) (“PCAOB” determines that it cannot inspect or fully investigate our auditor, and that as a result an exchange may determine to delist your securities. The Company’s auditor is subject to the determinations announced by the PCAOB on February 1, 2022.

Risk Factors	Investing in these securities involves a high degree of risk. You should be able to bear a complete loss of your investment and should carefully consider the information set forth in Risk Factors before deciding to invest in our ordinary shares. While we face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, based on our current structure, these risks remain immaterial, regardless of the recent statements and regulatory actions by China’s government.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by Material PRC Companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Companies or individuals.

Based on our understanding of the explicit provisions under PRC Laws, and assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Ordinary Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

The Company’s VIE structure has been approved by the CSRC. The approval is attached to the Amendment as an Exhibit.

The Company, our subsidiaries, or the VIEs are required to obtain from Chinese authorities to operate our business and to offer the securities being registered to foreign investors. Each of the Material PRC Companies has obtained all material Governmental Authorizations necessary for its business operations as described in the Prospectus, and such Governmental Authorizations are in full force and effect and all required Governmental Authorizations have been duly obtained.

The due application of the net proceeds to be received by the Company from the issue of Ordinary Shares as disclosed in the Prospectus under the caption ‘Use of Proceeds’ does not, and immediately after the Offering, will not impact any applicable PRC Laws.

WFOE, after receiving foreign exchange, enters into contracts with the operating entity, the contents of which are subject to service contracts between the two parties and the transfer of intellectual property rights through these contracts, a creditor-debtor relationship between WFOE and the operating entity. Under the payment system, WFOE takes these contracts and invoices issued by the operating entities and settles the Foreign Exchange with the banks, which pay the operating entities in Renminbi. No transfer, dividend or distribution has been made to the holding company up to now.

The consolidated financial statement data are all from Beijing Kezhao, the parent company, VIE and WFOE have no financial data.

Earnings Distributions	We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The Company settles amounts owed under the VIE agreements by transferring dividends, or distributions between the holding company, its subsidiaries, and consolidated VIEs, or to investors, which have not yet occurred between any of the above. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. Under Cayman Islands law, we may pay dividends from legally available realized and unrealized profits of the Company, and/or its share premium account and/or as otherwise permitted by the Companies Act, provided that we must be solvent before and after the dividend payment in the sense that we will be able to pay our debts as they become due in the ordinary course of business. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Our revenue, net income and cash flow are variable. For example, our cash flow fluctuates because we receive carried interest from our funds only when investments are realized and achieve a certain preferred return. We may also experience fluctuations in our results, including our revenue and net income, from period to period, due to a number of other factors, including changes in management fees as well as changes in the amount of distributions, dividends, or interest paid in respect of investments; changes in our operating expenses; or the degree to which we encounter competition and general economic and market conditions. Such variability in the timing and amount of our accruals and realizations of carried interest and management fees may lead to volatility in the trading price of our shares, and, therefore, our results and cash flow for a particular period may not be indicative of our performance in a future period.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Shares.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Cash dividends, if any, on our Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

Risk Factors

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

Income, and cash flow are variable, which may make it difficult for us to achieve steady earnings growth from period to period.

Our revenue, net income and cash flow are variable. We may experience fluctuations in our results, including our revenue and net income, from period to period, due to a number of factors, including changes in our operating expenses; or the degree to which we encounter competition and general economic and market conditions. This may lead to volatility in the trading price of our shares, and, therefore, our results and cash flow for a particular period may not be indicative of our performance in a future period.

Adverse economic and market conditions could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds or reducing the ability of our investment funds to raise or deploy capital, or by impacting our liquidity position, any of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business may be materially affected by unfavorable economic or market conditions or events in the world, particularly in China and the United States, that are outside of our control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, commodity prices, currency exchange rates and controls and national, and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the values of investments, and we may not be able to or may choose not to manage our business’s exposure to these market conditions and/or other events.

In addition, decreased business and investor confidence, as well as diminished liquidity and credit availability in the financial markets, may impact our ability to secure sufficient capital for our business within the required time frame. These and other factors could adversely affect the timing of new business development or our ability to raise new funds or secure future cash flow. During periods of difficult market conditions or slowdowns (which may be across one or more industries or geographies), our companies may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. Negative financial results in our companies may result in lower investment returns, which could materially and adversely affect our operating results and cash flow. During such periods of weakness, our companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a company’s becoming bankrupt, thereby potentially resulting in a complete loss in such portfolio company or real assets and a significant negative impact on our operating results and cash flow, as well as our reputation.

Moreover, during periods of difficult market conditions or slowdowns, our business could suffer, resulting in, for example, the payment of reduced or no carried interest to us. Such event could cause our cash flow from operations to significantly decrease, which could materially and adversely affect our liquidity position and the amount of cash we have on hand to conduct our operations. Having less cash on hand could in turn require us to rely on other sources of cash (such as the capital markets which may not be available to us on acceptable terms) to finance our operations. Furthermore, continued weak market conditions and further adverse trends in the general economic environment may limit our ability to obtain credit facilities when needed or other financing on commercially reasonable terms. As a result, our uses of cash may exceed our sources of cash, thereby potentially affecting our

We may be affected by adverse changes in taxation law, tax treaties and in the practice of tax authorities.

Changes in taxation legislation, tax treaties and in the practice of tax authorities can affect investment behavior which can have the effect of making specific kinds of investment products either more or less attractive to existing or potential clients.

We cannot predict the impact of future changes to tax legislation, tax treaties and the practice of tax authorities on our business or on the attractiveness of our investment products. Amendments to existing tax legislation (in particular if there is a withdrawal of any available tax relief or an increase in tax rates) and tax treaties or the introduction of new rules and new tax treaties or changes in the practice of tax authorities may affect the investment decisions of either existing or potential clients. Changes from time to time in the interpretation of existing tax laws, amendments to existing tax rates, the introduction of new tax legislation and tax treaties, a change in the interpretation of tax legislation, any change in the practice of enforcement of such legislation or any particular change in our tax treatment or our funds could have a material adverse effect on our business, growth prospects, net inflows of AUM, fee income, results of operations and/or financial condition.

Operational risks may disrupt our businesses, result in losses, or limit our growth.

If any of our financial, accounting, information and other data processing systems do not operate properly or are disabled, whether as a result of tampering, a breach of our network security systems, or otherwise, we could suffer financial losses, a disruption of our businesses, liability to our funds, regulatory intervention, or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on our headquarters in Shenzhen, PRC, where most of our administrative and operations personnel are located, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption.

Sustaining our growth will also require us to commit additional management, operational, and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the competitiveness of the market for talented professionals, we may not be able to grow at the pace we desire.

Employee misconduct could subject us to legal liability or reputational harm. Fraud and other deceptive practices or other misconduct at our portfolio companies could harm performance.

We are subject to a number of obligations and standards arising from our fund management business and our authority over the assets managed. The violation of these obligations and standards by any of our employees would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies in which our funds may invest. If our employees were to use or disclose confidential information improperly, we could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation. It is not always possible to detect or deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. If any of our employees were to engage in misconduct or were to be accused of such misconduct, whether or not substantiated, our business and our reputation could be adversely affected and a loss of investor confidence could result, which would adversely impact our ability to raise future funds.

If we are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected. In addition, because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accounting firm as to our internal control over financial reporting for the foreseeable future.

When we become a reporting company, the Sarbanes-Oxley Act requires, among other things, that we assess disclosure controls and procedures and internal control over financial reporting. In particular, as a public company, we will be required to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We will be required to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. However, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. Accordingly, you will not be able to depend on any attestation concerning our internal control over financial reporting from our independent registered public accounting firm for the foreseeable future.

If we are unable to protect our proprietary information of clients, financial institutions and corporate partners, our ability to conduct our business may be adversely affected.

We have collected, stored and processed certain personal, commercially sensitive or confidential data from such parties. We primarily rely on trade secret laws and contractual restrictions, including through confidentiality and/or non-compete provisions in agreements with our key employees, financial institutions and corporate partners to establish, maintain and protect our proprietary information and other trade secrets. Policing any misappropriation or unauthorized use of our proprietary information and other trade secrets is difficult and costly, and the steps we take may be inadequate. For example, contractual agreements may be breached, and we may not succeed in enforcing our rights or have adequate remedies for any breach of laws or contractual agreements. In addition, we may not be able to enter into agreements or arrangements with everyone who has access to our proprietary information or trade secrets.

Moreover, our servers or databases may be a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. While we have taken steps to protect the confidential and other proprietary information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. An accidental or wilful security breach of or other unauthorized access to our servers or databases could cause confidential information of our investors or financial institutions or corporate partners to be stolen and used for criminal purposes. Any breach in security measures resulting in the unauthorized release of confidential information regarding the investors, financial institution partners and corporate partners would damage our relationships with them and subject us to significant liabilities related to the loss of information as well as time-consuming and expensive litigation and negative publicity, which would in turn harm our business, financial condition, reputation and prospects.

Our senior management lacks experience in managing a public company and complying with laws applicable to operating as a U.S. public company domiciled in the Cayman Islands, and failure to comply with such obligations could have a material adverse effect on our business.

Prior to the completion of this offering, Beijing Kezhao has been operated as a private company located in China. In connection with this offering, we formed our company, KB Global Holdings Limited in the Cayman Islands, Kesheng Global (HK) Limited, in Hong Kong, WFOE, Beijing Kezhao, our variable interest entity in China, and its subsidiaries. In the process of taking these steps to prepare our company for this initial public offering, senior management of Beijing Kezhao became the senior management of our company. None of senior management of our company has experience managing a public company or managing a Cayman Islands company.

As a result of this offering, our company will become subject to laws, regulations and obligations that do not currently apply to it, and our senior management currently has no experience in complying with such laws, regulations and obligations. For example, prior to this offering, KB Global Holdings Limited will need to comply with the Cayman Islands laws applicable to companies that are domiciled in that country. The senior management is only experienced in operating the business of Beijing Kezhao and its subsidiaries in compliance with PRC laws. However, by virtue of this offering, our company will be required to file annual and current reports in compliance with U.S. securities and other laws. These obligations can be burdensome and complicated, and failure to comply with such obligations could have a material adverse effect on our company.

The Public Company Accounting Oversight Board (PCAOB) issued a report on its determinations that the Board is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The Board made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the Holding Foreign Companies Accountable Act (HFCAA).

To protect investors and to carry out the PCAOB’s mandate, our inspectors and investigators need consistent access across all jurisdictions to the audit work performed for public companies in U.S. capital markets. Rule 6100 sets forth three factors that together reflect the access the PCAOB needs to completely execute its statutory mandate with respect to its inspections and investigations. The PCAOB’s determination report provides the PCAOB’s assessment of these factors based on positions taken by PRC authorities. As discussed in the report, PRC authorities assert that access by the Board to audit work papers and related information can be provided only under a cooperative agreement, but they persistently have taken positions that prevent the finalization of, or their full performance under, such agreements.

The PCAOB has issued its determination report to the U.S. Securities and Exchange Commission, which also has responsibilities under the HFCAA. The appendices to the report identify the PCAOB-registered firms subject to the determinations. Under Rule 6100, the Board will reassess its determinations at least annually.

Risks Relating to Our Corporate Structure

U.S. Investors face added risks from the Company’s classification as a foreign private issuer.

Subject to the requirements and public policy considerations as stipulated under applicable PRC Laws relating to the enforceability of foreign court judgments, submission to foreign jurisdiction for dispute resolution and choice of law, and also subject to the conditions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement and Prospectus, (i) the irrevocable submission of the Company to the jurisdiction of any courts in the United States, the waiver by the Company of any objection to the venue of a proceeding in any such court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity

Under PRC Laws, neither the Material PRC Companies, nor their respective properties, assets or revenues, are entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of any judgment, or from other legal processes or proceedings for the giving of any relief or for the enforcement of any judgment.

The Company’s principal executive offices and our officers and directors are located outside of the United States. This could make the enforcement and/or service of process of a shareholder claim or judgment difficult.

U.S shareholders may face difficulties in effecting service of process against the Company and our officers and director. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against the Company or its officers and directors, and they still may be fruitless.

We are faced with risks and uncertainties as a foreign enterprise under PRC laws.

As a company incorporated under the laws of the Cayman Islands, we are classified as a foreign enterprise under PRC laws and regulations, and our wholly-owned PRC subsidiary, Suzhou Keju or WFOE,is a foreign-invested enterprise, or a FIE. To comply with PRC laws and regulations, we conduct our businesses in China through contractual arrangements with Beijing Kesheng and its shareholders. These contractual arrangements provide us with effective control over the VIE and enable us to receive substantially all of the economic benefits of the VIE in consideration for the services provided by our wholly-owned PRC subsidiary, and have an exclusive option to purchase all of the equity interest in the VIE when permissible under PRC laws.

As advised by our PRC Legal Advisors, the corporate structure of the VIE in China is following all existing PRC laws and regulations. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, we cannot assure you that the PRC government would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If we or our current or any future VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including levying fines, confiscating our income or the income of Beijing Kezhao and its subsidiaries, revoking their business licenses or operating licenses, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting our rights to use the proceeds from this offering to finance our business and operations in China, or taking other enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business and results of operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce of the People’s Republic of China (“MOFCOM”) published a discussion draft of the proposed Foreign Investment law (“Draft Foreign Investment Law”) in January 2015 aiming to, upon enactment, replace the existing laws regulating foreign investment in China, namely, the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-Invested Enterprise Law, together with their implementation rules and ancillary regulations. The MOFCOM is currently soliciting comments on this draft and substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The Draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance, and business operation.

Among other things, the Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a FIE. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “negative list,” which is classified into the “catalog of prohibitions” and “catalog of restrictions,” to be separately issued by the State Council later. Foreign investors are not allowed to invest in any sector set forth in the catalog of prohibitions. If the FIE is engaged in the industry listed in the catalog of restrictions, it needs market entry clearance by the MOFCOM. Otherwise, prior approval from governmental authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

The VIE structure has been adopted by many PRC-based companies, including our Company, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the Draft Foreign Investment Law, VIEs that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the catalog of restrictions, the VIE structure may be deem a domestic investment only if the ultimate controlling person(s) is/are of foreign nationalities, then the VIEs will be treated as FIEs and any operations on the catalog of restrictions without market entry clearance may be considered as illegal.

If the VIE is deemed as a FIE, we face uncertainties as to whether market clearance is required, and, if required, whether we can timely obtained such clearance, or at all. If we are not able to obtain such clearance when required, the VIE structure may be regarded as invalid or illegal. As a result, we would not be able to (i) continue our business in China through our contractual arrangements with the shareholders of Beijing Kezhao, (ii) exert control over Beijing Kezhao and its subsidiaries, and (iii) receive the economic benefits of Beijing Kezhao and its subsidiaries under such contractual arrangements, consolidate the financial results of Beijing Kezhao and its subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected.

The Company’s VIE structure presents unique risks.

The VIE Agreements have not been tested in court. The Company’s VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. Investors may never hold equity interests in the Chinese operating company. The VIE structure is not as stable as some have imagined, to say the least. The founder, senior management and the shareholders of the domestic company play a very important role in the VIE structure. Once there are changes to such positions involving interests, potential risks of the VIE structure will appear. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless

Our contractual arrangements with the VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Beijing Kezhao and its shareholders to operate our businesses. These contractual arrangements may not be as effective in providing us with control over the VIE as direct ownership. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the Board of Directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance of the contractual obligations by the VIE and its shareholders to exercise control over the VIE. Although we have been advised by our PRC Legal Advisors, each contract under WFOE’s contractual arrangement with Beijing Kezhao is valid, binding and enforceable under current PRC laws and regulations, these contractual arrangements may not be as effective in providing us with control over Beijing Kezhao as direct ownership of Beijing Kezhao would be.

The shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.

The shareholders of the VIE may breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of Beijing Kezhao were to refuse to transfer their equity interests in Beijing Kezhao to us or our designee when we exercise the call option pursuant to these contractual arrangements, if they transfer the equity interests to other persons against our interests, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

Contractual arrangements WFOE has entered into with the VIE may be subject to scrutiny by the PRC tax authorities and a finding that we or the VIE owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among WFOE, the VIE and the shareholders of the VIE do not represent arm’s-length prices and consequently adjust WFOE’s or the VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by the VIE, which could in turn increase its tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on WFOE or the VIE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if WFOE or the VIE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

WFOE is required to bear the losses of Beijing Kezhao, thus our liquidity may be adversely affected, which could harm our financial condition and results of operations.

In July, 2019, our WFOE and Beijing Kezhao entered into an Exclusive Business Cooperation Agreement, pursuant to which WFOE agreed to bear the losses of Beijing Kezhao. Currently, the incomes and profits of WFOE are completely dependent on Beijing Kezhao. If Beijing Kezhao suffers losses, the losses will be carried over and deducted from the payment to WFOE in the following month(s). Thus, WFOE would be required to absorb any losses incurred by Beijing Kezhao and, moreover, would be required to continue to provide services to Beijing Kezhao pursuant to the Exclusive Business Cooperation Agreement without receiving any payment. There can be no guarantee that WFOE will be able to recoup any of the losses incurred by Beijing Kezhao. Further, under the Exclusive Business Cooperation Agreement, WFOE may absorb the losses at a time when WFOE does not have sufficient cash to provide services and at a time when WFOE or we may be unable to borrow such funds on terms that are acceptable, if at all. As a result, WFOE is deemed to bear any losses suffered by Beijing Kezhao under the Exclusive Business Cooperation Agreement, and any losses absorbed by WFOE may have an adverse effect on our liquidity, financial condition and results of operations.

We rely on dividends paid by WFOE for our cash needs.

We rely primarily on dividends paid by WFOE for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in the PRC is subject to limitations as described herein. Under Cayman Islands law, we may pay dividends from legally available realized and unrealized profits of the Company, and/or its share premium account and/or as otherwise permitted by the Companies Act, provided that we must be solvent before and after the dividend payment in the sense that we will be able to pay our debts as they become due in the ordinary course of business. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from WFOE.

Pursuant to the Implementation Rules for the new Chinese enterprise income tax law, effective on January 1, 2008, dividends payable by a foreign investment entity to its foreign investors are subject to a withholding tax of up to 10%. Pursuant to Article 10 of the Arrangement Between the Mainland of China and the Hong Kong Special Administration Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective December 8, 2006, dividends payable by a foreign investment entity to its Hong Kong investor who owns 25% or more of the equity of the foreign investment entity is subject to a withholding tax of up to 5%.

The payment of dividends by entities organized in the PRC is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. WFOE is also required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its compulsory reserves fund until the accumulative amount of such reserves reaches 50% of its registered capital.

The transfer to this reserve must be made before distribution of any dividend to shareholders. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Risks Related to Doing Business in China

Our profitability may be seriously affected by fluctuations in exchange rates between the Renminbi and the U.S. dollar.

All of our revenue is denominated in Renminbi while our financial reporting is in U.S. dollars. As a result, any significant fluctuation in exchange rates may cause us to incur currency exchange translation and harm our financial condition and results of operations.

Movements in Renminbi exchange rates are affected by, among other things, changes in political and economic conditions and China’s foreign exchange regime and policy. The Renminbi has been unpegged from the U.S. dollar since July 2005 and, although the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in Renminbi exchange rates, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that the PRC authorities may lift restrictions on fluctuations in Renminbi exchange rates and lessen intervention in the foreign exchange market in the future.

To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all.

Governmental control of currency conversion may limit our ability to use our revenues effectively and the ability of our WFOE to obtain financing.

The PRC government imposes control on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all our revenues in Renminbi, which currently is not a freely convertible currency. Restrictions on currency conversion imposed by the PRC government may limit our ability to use revenues generated in Renminbi to fund our expenditures denominated in foreign currencies or our business activities outside China. Under China’s existing foreign exchange regulations, Renminbi may be freely converted into foreign currency for payments relating to current account transactions, which include among other things dividend payments and payments for the import of goods and services, by complying with certain procedural requirements. Our WFOE is able to pay dividends in foreign currencies to us without prior approval from SAFE, by complying with certain procedural requirements Our WFOE may also retain foreign currency in its current account bank accounts for use in payment of international current account transactions. However, we cannot assure you that the PRC government will not take measures in the future to restrict access to foreign currencies for current account transactions.

Conversion of Renminbi into foreign currencies, and of foreign currencies into Renminbi, for payments relating to capital account transactions, which principally includes investments and loans, generally requires the approval of SAFE and other relevant PRC governmental authorities. Restrictions on the convertibility of the Renminbi for capital account transactions could affect the ability of WFOE to make investments overseas or to obtain foreign currency through debt or equity financing, including by means of loans or capital contributions from us. We cannot assure you that the registration process will not delay or prevent our conversion of Renminbi for use outside of China.

Adverse changes in political, economic and other policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could materially and adversely affect the growth of our business and our competitive position.

All of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. Although the PRC economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between the Renminbi and foreign currencies, and regulate the growth of the general or specific market. While the Chinese economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy. As the PRC economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the PRC government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, in policies of the PRC government or in laws and regulations in China could have a material adverse effect on the overall economic growth of China and market demand for our outsourcing services. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since the late 1970s, the PRC government has been building a comprehensive system of laws and regulations governing economic matters in general. The overall effect has been to significantly enhance the protections afforded to various forms of foreign investments in China. We conduct our business primarily through our WFOE, the VIE and its subsidiaries established in China. These companies are generally subject to laws and regulations applicable to foreign investment in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, clients and suppliers. In addition, such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Since our operations and assets are located in China, shareholders may find it difficult to enforce a U.S. judgement against the assets of our Company, our directors and executive officers.

Our operation and assets are located in China. In addition, our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of our officers or directors.

The approval of the China Securities Regulatory Commission, or the CSRC, may be required in connection with this offering under a recently adopted PRC regulation; any requirement to obtain prior CSRC approval could delay this offering and failure to obtain such approval, if required, could have a material adverse effect on our business, results of operation and reputation and could also create uncertainties for this offering.

In 2006, the CSRC and five other PRC regulatory agencies jointly promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rule, which regulates foreign investment in PRC domestic enterprises. The M&A Rule requires offshore special purpose vehicles formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of the special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the M&A Rule is currently unclear. If the CSRC or another PRC regulatory agency subsequently determines that prior CSRC approval was required, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our operating privileges, delay or restrict the repatriation of the proceeds from this offering into China or the payment or distribution of dividends by our PRC subsidiary, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

Under the current PRC tax regulations, indirect transfers of equity interests and other properties of PRC tax resident enterprises by non-PRC holding companies may be subject to PRC tax. In accordance with the Announcement of the State Administration of Taxation on Several Issues concerning the Enterprise Income Tax on the Indirect Transfers of Properties by Non-Resident Enterprises (“Announcement 7”) issued by the SAT on February 3, 2015, if a non-PRC tax resident enterprise indirectly transfers equities and other properties of a PRC tax resident enterprise and such indirect transfer will produce a result identical or substantially similar to direct transfer of equity interests and other properties of the PRC tax resident enterprise, the non-PRC tax resident enterprise may be subject to PRC withholding tax at a rate up to 10%. The Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises at Source (“Announcement 37”), which was issued by SAT on October 17, 2017 and became effective on December 1, 2017, renovates the principles and procedures concerning the indirect equity transfer tax withholding for a non-PRC tax resident enterprise. Failure to comply with the tax payment obligations by a non-PRC tax resident will result in penalties, including full payment of tax owed, fines and default interest on those tax.

According to Announcement 7, where a non-resident enterprise indirectly transfers equity interests or other properties of PRC tax resident enterprises (“PRC Taxable Property”) to avoid its tax liabilities by implementing arrangements without reasonable commercial purpose, such indirect transfer shall be recharacterized and recognized as a direct transfer of PRC Taxable Property. As a result, gains derived from such indirect transfer and attributable to PRC Taxable Property may be subject to PRC withholding tax at a rate of up to 10%. In respect of an indirect offshore transfer of property of a PRC establishment or place of business of a foreign enterprise, the resulting gain is to be included with the annual enterprise filing of the PRC establishment or place of business being transferred, and would consequently be subject to PRC enterprise income tax at a rate of 25%. Announcement 7 further sets forth certain “safe harbors” which would be deemed to have a reasonable commercial purpose. As a general principle, the SAT also issued the Administration of General Anti-Tax Avoidance (Trial Implementation) (“GATA”), which became effective on February 1, 2015 and empowers the PRC tax authorities to apply special tax adjustments for “tax avoidance arrangements.”

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC Taxable Property are involved, such as offshore restructuring, sale of the shares in our offshore subsidiary and investments. Our Company may be subject to withholding obligations if our Company is considered as a transferee in such transactions, under Announcement 7 and Announcement 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be required to expend valuable resources to comply with Announcement 7 and Announcement 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have an adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to acquire PRC companies or to inject capital into WFOE, limit WFOE’s ability to distribute profits to us, or otherwise materially and adversely affect us.

Under the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or Circular 37, issued by SAFE, prior registration with the local SAFE branch is required for PRC residents to contribute domestic assets or interests to offshore companies, known as SPVs. Moreover, Circular 37 applies retroactively. As a result, PRC residents who have contributed domestic assets or interest to a SPV, but failed to complete foreign exchange registration of overseas investments as required before July 4, 2014 shall send a letter to SAFE and its branches for explanation. SAFE and its branches shall, under the principle of legality and legitimacy, conduct supplementary registration, and impose administrative punishment on those in violation of the administrative provisions on the foreign exchange pursuant to the law.

We have requested our shareholders who are PRC residents to make the necessary applications, filings and amendments as required under Circular 37 and other related rules. We attempt to comply, and attempt to ensure that our shareholders who are subject to these rules comply with the relevant requirements. However, we cannot provide any assurances that all of our shareholders who are PRC residents will comply with our request to make or obtain any application registrations or comply with other requirements required by Circular 37 or other related rules. The failure or inability of our PRC resident shareholders to make any required registrations or comply with other requirements may subject such shareholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) Beijing Kezhao, limiting the ability of Beijing Kezhao to pay dividends or otherwise distribute profits to us.

Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or our PRC resident shareholders’ engaging in the issuance or trading of securities overseas may subject them to fines or other liabilities.

Other than Circular 37, our ability to conduct foreign exchange activities in China may be subject to interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident shareholders to make the required registration will subject our subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the China, restriction on remittance of dividends or other punitive action that would have a material adverse effect on our business, results of operations and financial condition.

PRC regulation of loans and direct investment by offshore holding companies to or in PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to WFOE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In using the proceeds from this public offering or any future offerings, we may make loans to WFOE or the VIE. Any loans to either are subject to PRC regulations and approvals. For example, loans by us to our WFOE in China cannot exceed statutory limits and must be registered with SAFE or its local counterpart. We may also decide to finance our WFOE through capital contributions. These capital contributions must be approved by the Ministry of Commerce in China or its local counterpart. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

The SAFE’s Circular on Reforming the Administration Approach Regarding the Foreign Exchange Capital Settlement of Foreign-invested Enterprises (“Circular 19”) provides that the conversion from foreign currency registered capital of foreign-invested enterprises into the Renminbi capital may be at foreign-invested enterprises’ discretion, which means that the foreign currency registered capital of foreign-invested enterprises for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry of monetary contribution has been registered) can be settled at the banks based on the actual operational needs of the enterprises.

Further, according to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice.

On July __, 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange (“Circular 16”), which applies to all domestic enterprises in China. Circular 16 reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises.

Circular 19 and Circular 16 may significantly limit the ability of our WFOE and the VIE and its subsidiaries to transfer and use Renminbi funds from its foreign currency denominated capital, which may adversely affect our business, financial condition and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received from our initial public offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We must remit the offering proceeds to our WFOE in China before they may be used to benefit our business in China. This process may take a number of months and we will be unable to use the proceeds to grow our business in the meantime.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to our WFOE in China may take several months after the closing of this offering. In order to remit the offering proceeds to China, we will take the following actions:

●	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments by domestic residents, and foreign exchange registration certificate of the invested company.

●	Second, we will remit the offering proceeds into this special foreign exchange account.

●	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary materially. Ordinarily, the process takes several months to complete. We may be unable to use these proceeds to grow our business until we receive such proceeds in China.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes; such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

The PRC enterprise income tax law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. Circular 82, issued by the State Administration of Taxation, provides that a foreign enterprise controlled by a PRC company or a group of PRC companies will be classified as a “resident enterprise” with its “de facto management body” located within China if all of the following requirements are satisfied: (1) the senior management and core management departments in charge of its daily operations function are mainly in China; (2) its financial and human resources decisions are subject to determination or approval by persons or bodies in China; (3) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in China; and (4) at least half of the enterprise’s directors with voting right or senior management reside in China. To provide more guidance on the implementation of Circular 82, the State Administration of Taxation issued Bulletin 45, which clarifies certain matters relating to resident status determination, post-determination administration and competent tax authorities.

The State Administration of Taxation since issued a bulletin to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gain shall be taxed in accordance with the enterprise income tax law and its implementing rules.

Currently, there are no detailed rules or precedents governing the procedures and specific criteria for determining de facto management bodies which are applicable to our company or our overseas subsidiary. If our company or any of our overseas subsidiaries is considered a PRC tax resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, our company or our overseas subsidiary will be subject to the uniform 25% enterprise income tax rate as to our global income as well as PRC enterprise income tax reporting obligations. Second, although under the Enterprise Income Tax Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as tax-exempted income, we cannot assure you that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, dividends payable by us to our shareholders and gain on the sale of our shares may become subject to PRC withholding tax. It is possible that future guidance issued with respect to the new resident enterprise classification could result in a situation in which a withholding tax of 10% for our non-PRC enterprise shareholders or a potential withholding tax of 20% for individual investors is imposed on dividends we pay to them and with respect to gains derived by such investors from transferring our shares. In addition to the uncertainty in how the new resident enterprise classification could apply, it is also possible that the rules may change in the future, possibly with retroactive effect. If we are required under the Enterprise Income Tax law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if we are required to pay PRC income tax on the transfer of our shares under the circumstances mentioned above, the value of your investment in our shares may be materially and adversely affected. It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

Our current employment practices may be restricted under the PRC Labor Contract Law and our labor costs may increase as a result.

The PRC Labor Contract Law and its implementing rules impose requirements concerning contracts entered into between an employer and its employees and establishes time limits for probationary periods and for how long an employee can be placed in a fixed-term labor contract. Because the Labor Contract Law and its implementing rules have not been in effect very long and because there is lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how it will impact our current employment policies and practices. We cannot assure you that our employment policies and practices do not, or will not, violate the Labor Contract Law or its implementing rules and that we will not be subject to related penalties, fines or legal fees. If we are subject to large penalties or fees related to the Labor Contract Law or its implementing rules, our business, financial condition and results of operations may be materially and adversely affected. In addition, according to the Labor Contract Law and its implementing rules, if we intend to enforce the non-compete provision with an employee in a labor contract or non-competition agreement, we have to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract, which may cause extra expenses to us. Moreover, the Labor Contract Law and its implementation rules require certain terminations to be based upon seniority rather than merit, which significantly affects the cost of reducing workforce for employers. In the event we decide to significantly change or decrease our workforce in the PRC, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our circumstances or in a timely and cost effective manner, thus our results of operations could be adversely affected.

Furthermore, the economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, on-the-job injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

The United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of “non-inspection years” from three years to two years, and thus, would reduce the time before your securities may be prohibited from trading or delisted.

Assuming the enactment of the Accelerating Holding Foreign Companies Accountable Act, our ordinary shares may be prohibited from trading or even delisted in two years from the completion of the offering. Furthermore, the Commission adopted rules to implement the HFCAA and, pursuant to the HFCAA, the PCAOB has issued its report notifying the Commission of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. Therefore, our ordinary shares are at advanced risk of prohibition from trading or delisting in two years from the offering.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

We face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. PRC Governmental Agencies may intervene or influence the Company’s operations at any time, which could result in a material change in the Company’s operations and/or the value of the Ordinary Shares. There is a risk that such action could significantly limit or completely hinder the Company’s ability to offer or continue to offer any securities to investors and cause the value of such securities to significantly decline or be worthless.

Adverse changes in economic and political policies of the PRC government could have a material and adverse effect on overall economic growth in China, which could materially and adversely affect our business. General macroeconomic conditions may materially and adversely affect our business, prospects, results of operations and financial position. The PRC government’s control over foreign currency conversion may adversely affect our business and results of operations and our ability to remit dividends. PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our operating subsidiary in China, which could materially and adversely affect our liquidity and our ability to fund and expand business.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions. Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment. The M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by Material PRC Companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such Material PRC Companies or individuals.

Based on our understanding of the explicit provisions under PRC Laws, and assuming no offer, issuance or sale of the Ordinary Shares has been or will be made directly or indirectly within the PRC, a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein. Subject to any applicable administrative procedures required by PRC Laws, and provided that all required Governmental Authorizations have been duly obtained, the due application of the net proceeds to be received by the Company from the issue Ordinary Shares as disclosed in the Prospectus under the caption “Use of Proceeds” does not and immediately after the Offering will not contravene any applicable PRC Laws, the articles of association or the business licenses of the Material PRC Companies, except for such contravention or default which would not be reasonably expected to have a Material Adverse Effect.

The audit report included in this Amendment is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.

As a public company with securities quoted on the OTC Pink Sheets, we will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in Hong Kong and China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted. In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong and China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors are not currently inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Amendment, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before our securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC has announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission- Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended December 31, 2020, was issued by CZD CPA, an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. Our auditors CZD CPA is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if we do not engage an auditor that is subject to regular inspection by the PCAOB, our common stocks may be delisted.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditors in the next three years, or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If we are unable to meet the PCAOB inspection requirement in time, our stock will not be permitted for trading “over-the counter” either. Such a delisting would substantially impair your ability to sell or purchase our stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our stock. Also, such a delisting would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Risks Related to this Offering and Ownership of our Shares

The Company’s shares lack liquidity and marketability.

Once this Registration Statement is declared effective by the Securities and Exchange Commission (the “Commission”), the shares being registered hereunder will be registered securities. However, there will be no immediate market for the shares or any portion thereof, and investors cannot expect to be able to liquidate their investment. Furthermore, the Company cannot assure investors that a public trading market will develop for the Company’s shares.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who hold our restricted securities or acquire them in this offering, will not be able to sell our shares without registration until one year after we have filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

There is No Minimum Purchase Amount

The offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the offering may greatly outweigh the fiscal benefit to the Company of undertaking the offering. This could cause the Company to lose money by doing the offering, thereby being unable to implement its business plan, and cause an investor to lose his or her entire investment.

Concentration of Ownership in One Individual may allow such Shareholder to Control the Company’s Business

Li Guo, Chief Executive Officer, owns one hundred percent (100%) interest of the Company. Following the offering, Li Guo will still hold a majority of the interest of the Company. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain her position as Director and Chief Executive Officer and effectively operate the Company’s business, regardless of other investors’ preferences.

The market price for our shares may be volatile.

As a company conducting a public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the shares offered. Ownership of our shares by relatively small shareholder base could make our share prices volatile, and owners of small amounts of shares may find it more difficult to sell them.

The trading prices of our ordinary shares may be volatile for other reasons beyond our control, such as fluctuation in market prices, generally, or underperformance or deteriorating financial results of other China-based companies that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial declines in trading prices from their initial offering prices. The trading performances of other PRC companies’ securities after their initial offerings may affect the attitudes of investors toward PRC companies listed in the United States, which consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or other matters relating to PRC companies may also negatively affect the attitudes of investors towards PRC companies in general, including us, regardless whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, but have a material adverse effect on the market price of our shares. In addition to the above factors, the price and trading volume of our ordinary shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our users, or our industry;

●	regulatory uncertainties with regard to our variable interest entity arrangements;

●	announcements of studies and reports relating to our service offerings or those of our competitors;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiration of lock-up or other transfer restrictions on our outstanding shares of ordinary shares; and

●	sales or perceived potential sales of additional shares of ordinary shares.

Shares eligible for future sale may adversely affect the market price of our ordinary shares, as the future sale of a substantial amount of outstanding ordinary shares in the public marketplace could reduce the price of our ordinary shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise through future offerings of our ordinary shares. An aggregate of 110,000,000 shares is outstanding before the consummation of this offering, and 111,000,000 immediately after this offering. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Securities Act Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company is deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies.

We may be deemed a “shell company.” Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is possible that pursuant to Rule 144, stockholders who hold our restricted securities or acquire them in this offering, will not be able to sell our shares without registration until one year after we have filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

You may experience immediate and substantial dilution.

The initial public offering price of our shares is expected to be substantially higher than the pro forma net tangible book value per share of our ordinary shares. Assuming the completion of the sale of the full amount of the offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $1,000,000 or approximately 0.9 % in the pro forma net tangible book value per share from the price per share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

We have not finally determined the use of the proceeds from this offering, and we may use the proceeds in ways with which you may not agree.

While we have identified the priorities to which we expect to put the proceeds of this offering, our management will have considerable discretion in the application of the net proceeds received by us. Specifically, we intend to use the net proceeds from this offering to support the expansion of our operations and for working capital and general corporate purposes. We have reserved the right to re-allocate funds currently allocated to that purpose to our general working capital. If that were to happen, then our management would have significant discretion over even more of the net proceeds to be received by our company in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve profitability or increase our stock price. The net proceeds from this offering may be placed in investments that do not produce profit or increase value. See “Use of Proceeds.”

You may face difficulties in protecting your interests as a shareholder, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association and by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the United States federal courts. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than 10 percent of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 7 days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of two or more shareholders present in person or by proxy being entitled to vote on resolutions of members to be considered at the meeting.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We will incur increased costs as a result of being a publicly-traded company.

As a company with publicly-traded securities, we will incur additional legal, accounting and other expenses not presently incurred. In addition, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as well as rules promulgated by the SEC and the national securities exchange on which we list, requires us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs.

As an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

As an “emerging growth company” under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. We are an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1.07 billion or more;

●	the last day of the fiscal year following the fifth anniversary of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

●	the date on which we are deemed a “large accelerated issuer” as defined under the federal securities laws.

For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act for up to five fiscal years after the date of this offering. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and the trading price of our ordinary shares may be more volatile. In addition, our costs of operating as a public company may increase when we cease to be an emerging growth company.

We expect to be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders of our ordinary shares.

Under the Internal Revenue Code of 1986, as amended, we will be a passive foreign investment company (“PFIC”) for any taxable year in which, after the application of certain look-through rules with respect to subsidiaries, either (i) at least 75% of our gross income consists of passive income or (ii) at least 50% of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. Passive income generally includes dividends, interest, certain non-active rents and royalties, and capital gains. Based on our current operations, business plan, income, assets and certain estimates and projections, including as to the relative values of our assets, we expect to be a PFIC for the current taxable year. However, because PFIC status is determined on an annual basis, and therefore our PFIC status for the current taxable year and any future taxable year will depend upon the future composition of our income and assets, there can be no assurance that we will, or will not, be a PFIC for any taxable year.

If we are a PFIC for any taxable year during which a U.S. investor holds ordinary shares, we generally would continue to be treated as a PFIC with respect to that U.S. investor for all succeeding years during which the U.S. investor holds ordinary shares, even if we ceased to meet the threshold requirements for PFIC status. Such a U.S. investor may be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to take a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be classified as a PFIC.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

This offering is not conditioned upon the establishment of a trading market. There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ordinary shares or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

Our corporate structure, together with applicable law, may impede shareholders from asserting claims against us and our principals.

All of our operations and records, and all of our senior management are located in China. Shareholders of companies such as ours have limited ability to assert and collect on claims in litigation against such companies and their principals. In addition, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent PRC government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of our records are in China, PRC secrecy laws could frustrate efforts to prove a claim against us or our management. In addition, in order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. Generally, service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to affect such service upon PRC citizens in China.

The purchase and holding of the ordinary shares has uncertain tax consequences.

The Company is not providing any tax guidance to its shareholders. There may be tax consequences to the purchase, transfer or distribution of the ordinary shares. Therefore, shareholders may be subject to taxation.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not a issuer listing services, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Use of Proceeds

We will receive gross proceeds of up to $1,000,000 from the sale of shares we are registering to sell at $1.00 per share, in an offering conducted by our officers and directors on a best-efforts basis.

The net proceeds to us from the sale of the shares which we intend to offer to new investors, after the offering expenses detailed herein, would be a maximum of $950,000. We do not intend to engage any broker/dealers for the sale of the shares, and thus do not expect to pay any sales commissions.

These proceeds would be received from time to time as sales of these shares are made by us. As set forth in the following table, we will use those proceeds primarily for payment of legal expenses and several specific projects, with the remainder used for general working capital for operations. We intend to use the proceeds in the following order of priority:

	Assumed Offering #1(1)(5)	Percent	Assumed Offering #2(2)(5)	Percent	Assumed Offering #3(3)(5)	Percent	Maximum Offering(4)(5)	Percent
Offering Expenses	$50,000		50,000		50,000		50,000	1%
Acquisition of Royalty Interests	$0							0%
Administrative Expenses	$100,000		120,000		140,000		200,000	20%
General Corporate Purposes	$345,000		414,000		483,000		690,000	69%
Legal and Professional Fees	$50,000		60,000		70,000		100,000	20%

Total	$500,000		600,000		700,000		1,000,000	100%

(1)	Assumes that we only raise $250,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $1,000,000.

(2)	Assumes that we only raise $500,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $1,000,000.

(3)	Assumes that we only raise $750,000 in this offering. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $1,000,000.
(4)	Assumes that we raise the full amount of our Maximum Offering hereunder, or $1,000,000. This offering is conducted on a best efforts basis with no minimum; therefore, we could raise significantly less than $1,000,000.
(5)	The Offering is being sold by our officers and directors, who will not receive any compensation for their efforts. No sales fees or commissions will be paid to such officers or directors. Shares may be sold by registered broker or dealers who are members of the NASD and who enter into a Participating Dealer Agreement with the Company. Such brokers or dealers may receive commissions up to ten percent (10%) of the price of the Shares sold.

The above estimated amounts are only for initial working purposes since we do not know how much we will need to spend on these items. Even if we are able to sell the maximum shares, we do not know how long these funds will last, and we have no other specific plans for raising additional funds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

Exchange Rate Information

Substantially all of our operations are conducted in China and substantially all of our revenues, costs and expenses are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, all translations from Renminbi to U.S. dollars has been made at a rate of RMB6.52 to $1.00, the noon buying rate in effect as of November 19, 2021. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes controls over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning the exchange rates between the Renminbi and the U.S. dollar for the periods indicated.

			Exchange Rate
Period	Period End	Average(1)	Low	High
			(RMB per US$1.00)
2021
November
October	6.39	6.41	6.33	6.41
September	6.48	6.59	6.38	6.46
August	6.46	6.47	6.39	6.47
July	6.46	6.47	6.39	6.47
June	6.46	6.42	6.39	6.47
May	6.36	6.43	6.30	6.38
April	6.46	6.52	6.46	6.48
March	6.57	6.50	6.48	6.56
February	6.47	6.46	6.41	6.49
January	6.47	6.47	6.36	6.44
2020	6.52	6.54	6.46	6.54
2019	6.97	7.01	6.89	6.97

Source: Federal Reserve 11-10 Statistical Release

Note:

(1)	Determined by averaging the rates on the last business day of each month during the relevant year, except for the monthly average rate which is determined by averaging the daily rates during the month.

Dilution

The following charts illustrate our pro forma proportionate ownership, upon completion of this offering by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the assumed offering price without deduction of commissions or expenses. The charts further assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average
	Number of Shares	Percent (%)	Amount ($)	Percent (%)	Price Per Share ($)
Existing shareholders	110,000,000	99.1%	1,100	0.01%	0.00001
New investors	1,000,000	0.9%	1,000,000	99.89%	1.00
Total	111,000,000	100%	1,001,100	100%	1.00001

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

KB Global Holdings Limited (“Company”) is a high-tech driven management company in China We aspire to become one of the most trusted brands among China. To achieve this goal, we intend to leverage on our existing strengths and pursue the following strategies:

●	Achieve greater synergy between investment and industry;

●	Continue product innovation to enhance our value proposition for our clients;

●	Further grow our client base and increase our market penetration nationwide;

●	Broaden our individual and corporate client base;

●	Enhance our IT infrastructure and proprietary database; and

●	Obtain third party sale licenses of insurance, securities and public funds products to acquire funds and relevant resources for the Company.

Basis of Accounting

The accompanying consolidated financial statements (referred to hereafter as the “financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

KB Global Holdings Limited consolidates the financial results of the KB Global Partnerships and their consolidated subsidiaries, which include the accounts of KB Global’s investment management and capital markets companies, the general partners of certain unconsolidated funds and vehicles, general partners of consolidated funds and their respective consolidated funds.

All intercompany transactions and balances have been eliminated.

Results of Operations

The financial reporting period to date is March 31, 2022, December 31, 2021, and December 31, 2020.

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2021 and December 31, 2020, and the three months ended March 31, 2022 and 2021. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. The results of operations in any period are not necessarily indicative of our future trends.

	For the Years Ended December 31,		Changes in
	2021	2020	Amount	Percentage
Revenue	-	-	-	-%
Cost of sales	-	-	-	-%
Gross profit	-	-	-	-%

Other income	1	2,487	(2,486)	(100)%
Operating expenses	(34,485)	(20,053)	14,432	72%
Loss from operations	(34,484)	(17,566)	16,918	96%

Income tax expense	-	-	-	-%
Net loss	(34,484)	(17,566)	16,918	96%

Other comprehensive (loss) income
Foreign currency translation adjustments	(42)	147	(189)	(129)%
Comprehensive loss	(34,526)	(17,566)	(16,960)	98%
Basic and diluted earnings per ordinary share	(0.00)	(0.00)	-	-%
Basic and diluted weighted average ordinary shares outstanding	110,000,000	110,000,000	-	-%

	For the three months ended March 31,		Changes in
	2022	2021	Amount	Percentage
Revenue	-	-	-	-%
Cost of sales	-	-	-	-%
Gross profit	-	-	-	-%

Other income	-	-	-	-%
Operating expenses	(3,000)	(232)	(2,768)	1,193%
Loss from operations	(3,000)	(232)	(2,768)	1,193%

Income tax expense	-	-	-	-%
Net loss	(3,000)	(232)	(2,768)	1,193%

Other comprehensive loss
Foreign currency translation adjustments	(11)	(9)	(2)	22%
Comprehensive loss	(3,011)	(241)	(2,770)	1,149%
Basic and diluted earnings per ordinary share	(0.00)	(0.00)	-	-%
Basic and diluted weighted average ordinary shares outstanding	110,000,000	110,000,000	-	-%

Revenue

For the years ended December 31, 2021 and 2020, and for the three months ended March 31, 2022 and 2021, the revenue was $0.

General and administrative expenses

General and administrative expenses consist primarily of service fee and audit fee.

Net gains from investment activities

Net gains from investment activities consist of the following:

	For the three months ended March 31,	For the year ended December 31,
	2022	2021	2020
Cash flows from investment activities:
Redemption in short-term investment	-	-	-
Net cash provided by investment activities	-	-	-

Net Income

As a result of the foregoing, our net loss increased from $17,566 for the year ended December 31, 2020 to a net loss of $34,484 for the year ended December 31, 2021. 2022 posted a net loss of $3,000 as of March 31, 2022.

Taxation

Our company, our subsidiaries, and our consolidated VIE file tax returns separately.

1) Value added tax (“VAT”)

Pursuant to the Provisional Regulation of the PRC on VAT and the related implementing rules, all entities and individuals (“taxpayers”) that are engaged in the modern service industry in the PRC are generally required to pay VAT at a rate of 6% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayers. Our PRC subsidiary and our consolidated VIE are subject to VAT at 6% of their revenues.

2) Income tax

Cayman Islands

The Cayman Islands currently levies no taxes on the Company based upon profits, income, gains or appreciation. In addition, payments of dividends that we make to our shareholders are not subject to withholding tax in the Cayman Islands.

Hong Kong

Kesheng HK, which was incorporated in Hong Kong, is subject to a corporate income tax rate of 16.5%.

PRC

Our subsidiary and the consolidated VIE established in the PRC are subject to the PRC statutory income tax rate of 25%, according to the PRC Enterprise Income Tax (“EIT”) law.

The current PRC Enterprise Income Tax Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

Liquidity and Capital Resources

We manage our liquidity and capital requirements by focusing on our cash flows before the consolidation of our funds a and the effect of changes in short term assets and liabilities, which we anticipate will be settled for cash within one year. Our primary cash flow activities typically involve: (i) generating cash flow from operations; (ii) generating income from investment activities, by investing in investments that generate yield (namely interest and dividends) as well as the sale of investments and other assets;; (iiii) developing and funding new investment strategies, investment products and other growth initiatives, including acquisitions of other investments, assets and businesses; (iv) distributing cash flow to our unitholders; and (v) paying borrowings, interest payments and repayments under borrowing arrangements. There has been a significant change in the Company’s financial position as a whole due to wealth management redemptions in 2019.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Internal Control over Financial Reporting

Prior to this offering, we have been a private company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the preparation and external audit of our consolidated financial statements, we and our independent registered public accounting firm identified one material weakness and certain other control deficiencies in our internal control over financial reporting as of December 31, 2020. The material weakness identified was the lack of dedicated resources to take responsibility for the finance and accounting functions and the preparation of financial statements in compliance with U.S. GAAP. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as they may be required to do once we become a public company and our independent registered public accounting firm may be required to do once we cease to be an emerging growth company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

To improve our internal control over financial reporting, some steps that we have already taken to remediate the material weakness identified. We plan to hire additional qualified financial and accounting staff with working experience of U.S. GAAP and SEC reporting requirements. We have also established clear roles and responsibilities for accounting and financial reporting staff to address complex accounting and financial reporting issues. Furthermore, we will continue to further expedite and streamline our reporting process and develop our compliance process, including establishing a comprehensive policy and procedure manual, to allow early detection, prevention and resolution of potential compliance issues, and establishing an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirements. We intend to conduct regular and continuous U.S. GAAP accounting and financial reporting programs and send our financial staff to attend external U.S. GAAP training courses.

We also intend to hire additional resources to strengthen the financial reporting function and set up a financial and system control framework. We expect that we will incur significant costs in the implementation of such measures. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting. The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately report our financial results may be impaired, which could adversely impact investor confidence and the market price of our ordinary shares.”

As a company with less than $1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosure about Market Risk

We are exposed to market risks, which include interest rate changes in United States of America and commodity prices. We do not engage in financial transactions for trading or speculative purposes.

Critical Accounting Policies

The preparation of our consolidated financial statements in accordance with GAAP requires our management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of fees, expenses and investment income. Our management bases these estimates and judgments on available information, historical experience and other assumptions that we believe are reasonable under the circumstances. However, these estimates, judgments and assumptions are often subjective and may be impacted negatively based on changing circumstances or changes in our analyses. If actual amounts are ultimately different from those estimated, judged or assumed, revisions are included in the consolidated financial statements in the period in which the actual amounts become known. We believe our critical accounting policies could potentially produce materially different results if we were to change underlying estimates, judgments or assumptions.

The following discussion details certain of our critical accounting policies.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. Except for our certain equity method investments and debt obligations, our investments and other financial instruments are recorded at fair value or at amounts whose carrying values approximate fair value. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation techniques are applied. These valuation techniques involve varying levels of management estimation and judgment, the degree of which is dependent on a variety of factors.

GAAP establishes a hierarchical disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination of fair values, as follows:

Recognition of Investment Income

Investment income consists primarily of the net impact of: (i) realized and unrealized gains and losses on investments, (ii) dividends, (iii) interest income, (iv) interest expense and (v) foreign exchange gains and losses relating to mark-to-market activity on foreign exchange forward contracts, foreign currency options, foreign denominated debt and debt securities issued by consolidated CFEs. Unrealized gains or losses resulting from the aforementioned activities are included in net gains (losses) from investment activities. Upon disposition of an instrument that is marked-to-market, previously recognized unrealized gains or losses are reversed and a realized gain or loss is recognized. While this reversal generally does not significantly impact the net amounts of gains (losses) that we recognize from investment activities, it affects the manner in which we classify our gains and losses for reporting purposes.

Variable interest entity

Accounting Standards Codification (“ASC”) 810-10 “Consolidation” addresses whether certain types of entities referred to as VIE, BJKZ should be consolidated in a company’s consolidated financial statements. Pursuant to the exclusive business cooperation agreement, WFOE has the exclusive right to provide to BJKZ technical development, technical support, management consultation and other related services on an exclusive basis. In accordance with the provisions of ASC 810, the Company has determined that BJKZ is a VIE of the WFOE and that the Company is the primary beneficiary, and accordingly, the financial statements of BJKZ are consolidated into the results of the Company.

Recent Accounting Developments

For a full discussion of recently issued accounting pronouncements, please see the notes to the consolidated financial statements Note 2.

Our Business

Overview

We conduct our business primarily through Beijing Kezhao and its subsidiaries, which serve as high-tech business operational managers and M&A integration growth. Beijing Kezhao is committed to developing high-end manufacturing, adhering to the extension of advanced materials to new materials and other fields, helping the manufacturing industry to continuously update and iterate, and helping scientific and technological enterprises develop into high-tech enterprises. The Company’s research and development, production and sale of new hollow plastic building template, and research and development of nano-materials used in the construction field, through the addition of nano-materials can significantly improve the strength and elongation of plastic, improve wear resistance and surface finish, improve anti-aging performance, in order to adhere to advanced materials to high-tech materials. At the same time, explore global scientific and technological information, scientific and technological talents and scientific and technological enterprises in various fields, dynamically evaluate the value of scientific and technological entities in multiple dimensions, constantly create a good entrepreneurial format, and incubate more high-quality and high potential enterprises. We conduct business through Beijing Kezhao and its subsidiaries, which act as high-tech business operation managers and M &A integration growth.

We started to increase our sales and promotional activities and efforts in line with the expansion of our business. The steady growing allocation of resources to our sales and promotional activities, including hiring additional sales and marketing employees in line with the overall growth of our business, has significantly strengthened our business development and brand recognition.

Risk Control Procedures

The Company has set up a risk management and control division and a risk control system that covers every link of the business and allows the group to have real-time updates of credit risks, market risks, operational risks and reputational risks commonly seen in the industry, and based on regulatory requirements, business rules and regulations, to conduct compliance evaluation of products and projects and implement strict scrutiny, putting risk control measures in place during product innovation and later-stage management in terms of business requirements and technological realization.

●	Information disclosure is a key element of our operational risk control. In order to maintain information transparency, we regularly publish the quarterly, semi-annual and annual reports of the products’ performance.

●	External surveillance is a crucial part of the ethical risk control. We have maintained in-depth communication and negotiation with custodian banks and professional agencies. In February 2011, we held several talks with the Agriculture Bank of China, Suzhou Branch on the custody of funds, and entered into a final custody agreement with it. In March 2011, we met with our funds auditor Ernst & Young Hua Ming CPAs Co., Ltd. and established the funds’ financial reports submission procedures. In the meanwhile, we also engaged law firms to provide legal counseling on funds related matters and general corporate matters.

●	Our project risk management starts with early-stage control. We examine the agreements and focus on the buy-back and protective provisions. The intermediate-stage control deploys directors and supervisors to the target organization. The final-stage control is post-investment. The Company reassess project risks promptly. The Company has established partners conference, investment decision-making committee, strategic advisory committee.

IT Infrastructure

We currently use OA, CRM, and Wealth Cloud as IT infrastructure to sell our products. IT infrastructure is an important component of our business operations, which supports our client relationship management and product research and development. We plan to continue to invest in our IT infrastructure by adding new features and functionalities and by improving existing software and IT modules. We expect that our improved IT infrastructure and more advanced platform will enable us to scale up our business and maintain consistent service quality as we further expand our coverage network and client base.

Legal Proceedings

We may from time to time be involved in litigation and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

We are not currently subject to any pending judicial, administrative or arbitration proceedings that we expect would have a material impact on our financial condition or results of operations.

Regulation

Regulations on Foreign Exchange

General Administration of Foreign Exchange

Under the PRC Foreign Currency Administration Rules, promulgated on January 29, 1996 and last amended on August 5, 2008, and various regulations issued by the State Administration of Foreign Exchange, or the SAFE, and other relevant PRC government authorities, international payments and transfers are classified into current account items and capital account items. Such profit distributions and trade and service-related foreign exchange transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, the conversion of Renminbi into other currencies and remittance of the converted foreign currency outside the PRC to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account or foreign currency such as a capital increase or foreign currency loans to PRC subsidiaries, prior approval from or registration with appropriate government authorities is required.

Pursuant to the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or the SAFE Circular 59, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012 and was further amended on May 4, 2015, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of Renminbi proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Administration Policies on Direct Investment, or SAFE Circular 13, which became effective on June 1, 2015. The SAFE Circular 13 cancels the administrative approval requirements of foreign exchange registration of foreign direct investment and overseas direct investment, and simplifies the procedure of foreign exchange-related registration, and foreign exchange registrations of foreign direct investment and overseas direct investment will be handled by the banks designated by the foreign exchange authority instead of SAFE and its branches.

The Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or SAFE Circular 19 which was issued by the SAFE on March 30, 2015 and effective from June 1, 2015, allows foreign-invested enterprises, within the scope of business, to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation and provides the procedures for foreign-invested enterprises to use Renminbi converted from foreign currency-denominated capital for equity investment.

The Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Circular 16, was promulgated and became effective on July __, 2016. Pursuant to the SAFE Circular 16, enterprises registered in PRC may also convert their foreign debts from foreign currency into Renminbi on self-discretionary basis. The SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on self-discretionary basis, which applies to all enterprises registered in the PRC. The SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope and may not be used for investments in securities or other investment with the exception of bank principal-secured financial products within the PRC unless otherwise specifically provided. Besides, the converted Renminbi shall not be used to make loans for affiliated enterprises unless it is within the business scope or to build or to purchase any real estate for purpose other than self-use with the exception for the real estate enterprise.

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, according to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Dividend Distribution

The principal laws and regulations regulating the dividend distribution by foreign-invested enterprises in the PRC include the Company Law of the PRC, as amended in 2005 and in 2013, the Wholly Foreign-owned Enterprise Law promulgated in 1986 and last amended in 2016 and its implementation regulations promulgated in 1990 and subsequently amended in 2001 and 2014, the Sino-foreign Equity Joint Venture Law of the PRC promulgated in 1979 and last amended in 2016 and its implementation regulations promulgated in 1983 and last amended in 2014, and the Sino-foreign Cooperative Joint Venture Law of the PRC promulgated in 1988 and last amended in 2017 and its implementation regulations promulgated in 1995 and amended in 2017. Under the current regulatory regime in the PRC, foreign-invested enterprises in the PRC may pay dividends only out of their accumulated profit, if any, determined in accordance with PRC accounting standards and regulations. A PRC company is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital unless the provisions of laws regarding foreign investment otherwise provided. A PRC company shall not distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Management

Directors and Executive Officers

The following table sets forth certain information relating to our directors and executive officers upon the closing of this offering:

Directors and Executive Officer	Age	Position/Title
Li Guo	42	Chief Executive Officer and Director
Ziyong Hu	36	Chief Financial Officer
Feng Jiang	34	Controller
Nie Yu	32	Chief Operational Officer

Li Guo. Ms. Guo is our founder and has been our chairman of the board of directors and chief executive officer since our inception., who is an investment expert turned entrepreneur. She has over 20 years of experience in alternative asset management and wealth management. Prior to founding Beijing Kezhao Management Co., Ltd in 2011, she had extensive multinational experience in industry including fund raising and investments in overseas markets including U.S. market. As the founder at the helm of the company and the distinguished track record of investment she achieved, Ms. Guo has received number of awards including The Star of International Asia youth of investment banking from Wall Street Journal in 2007 and one of the Top Ten Female Investors Who Runs Tens of Billions from PE daily in 2015. Due to her profound understanding in investing in subdivision industry such as material science and engineering, clean energy intelligent manufacturing as well culture and media, she has also received number of awards including being listed among one of the Best Ten Investors in Intelligent Manufacturing Industry in January 2018 by Investorcn.com, 2017 Annual Top 20 Investors in December 2017 by 21st Century Business Herald, Top 10 Investors of Material Science and Engineering--2016 Good Chinese Materials in September 2016, 2015-2016 Top Ten Investment Figures of China Culture and Media Industry in July 2016 by China Bridge. She received her B.A. from the University of International Business and Economics in Beijing in 2000, MBA from University of Illinois at Chicago in 2004, and DBA in Tsinghua University in 2019 and Ph.D in University of Geneva.

ZiYong Hu. Mr. Hu has 10 years of working experience as chief financial officer of a group enterprise, is proficient in modern enterprise financial management and has profound theoretical and practical experience in financial management. He graduated from Shanghai TV University in Business Administration in 2010 and studied at Hubei University in 2018. In 2010, he joined Jiu’An Fuying investment company and started as an ordinary specialist. After two years of precipitation, he was promoted to a financial manager. He has operated the channels of M & A and acquisition, fixed growth, bond issuance, backdoor listing, VC, PE and other listing work, and has many years of experience and ability in capital operation. He joined Kesheng group in 2018, responsible for group financial management and managing multiple branches and subsidiaries in different regions. At the same time, it assisted the enterprises to complete the IPO of the invested enterprises and the listing of the new third edition. It has experienced the listing work such as enterprise venture capital, introduction of VC and PE and share reform, and assisted the company to maintain an increase rate of more than 10% and develop steadily every year. In 2018, with the development and growth of Beijing Kezhao, he was responsible for all the financial work of Beijing Kezhao.

Jiang Feng. Ms. Jiang has More than 11 years of financial experience, bachelor’s degree in accounting and management from Shenzhen University, joined zhongkeqiang finance company in 2015, successively worked in cost accounting, general ledger accounting and financial analysis posts, familiar with financial professional knowledge in accounting, tax law, financial management, internal control and audit, and have a good understanding of the overall accounting, financial management, internal control, cost accounting Fully master budget planning, foreign industrial and commercial taxation and other businesses. In 2018, he joined Kesheng group as the treasurer, responsible for financial supervision, financial control and financial support. At the same time, it leads and assists the invested enterprise in credit investigation, details of creditor’s rights and debts, asset evaluation, sustainable development evaluation, merger plan, etc. In 2018, under the development needs of Beijing Kezhao, he worked with the financial manager to be responsible for the financial work of Beijing Kezhao.

Nie Yu. Mr. Nie has more than 9 years of rich operation and leadership experience in multiple positions and fields. He graduated from Chongqing electromechanical vocational and technical college in 2012 and then entered Sichuan Normal University for further study in business administration. In 2012, he joined the ten thousand enterprise win-win enterprise service company, incubated dozens of enterprises, helped them upgrade and manage their organizational structure, and provided whole chain accurate services from scheme to implementation. In 2016, he joined unbounded life company as the operation director, responsible for 30 million investment promotion and industry special research reports before and after. In 2017, he joined Kesheng group as the operation manager, responsible for providing data support for major decision-making matters. At the same time, pay close attention to the trends and trends of international and domestic information industry, evaluate the impact of major information technology, assist in the planning and operation of 60 million investment and financing projects, and cooperate with the sales department to expand customer resources. In August 2018, under the development needs of Beijing Kezhao company, he was responsible for the operation of Beijing Kezhao, formulated sales and marketing plans according to the business objectives, organized and monitored the implementation to ensure the achievement of the objectives.

EXECUTIVE COMPENSATION

No officer or director has received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director’s compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

As of March 31, 2022, December 31, 2021, and December 31, 2020, the amount due to Ms. Guo Li, the director of the Company, was $41,471, $41,435 and $15,998, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of the ordinary shares offered by us in our initial public offering, for:

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares; and

●	each of our directors and executive officers.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally define beneficial ownership to include any shares over which a person exercises sole or shared voting or investment power. Such determination is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all ordinary shares that they beneficially own, subject to applicable community property laws. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker dealer. None of the stockholders listed in the table are located in the United States.

Applicable percentage ownership prior to the offering is based on 110,000,000 ordinary shares outstanding as of the date of this filing. The table also lists the percentage ownership after this offering based on 111,000,000 ordinary shares outstanding immediately after the completion of this offering. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Beijing Kezhao, No 3 Building of No 1 Jiali Construction Plaza FL 13, No.4th Central Road, Futian, Shenzhen, Guangdong Province, 518000, People’s Republic of China

	Beneficial Ownership Prior to Offering(1)		Beneficial Ownership After Offering(2)
Name of Beneficial Owner	Ordinary shares	%	Ordinary shares	%
Directors and executive officers:
Kehui International Holdings Limited(3)	1,100,000	1	1,100,000	.9
Fine Orchild Limited(4)	49,900,000	45.36	49,900,000	44.95
Oriental Keyang Limited(5)	59,000,000	53.64	59,000,000	53.15
Li Guo	0	0	0	0
Ziyong Hu	0	0	0	0
Feng Jiang	0	0	0	0
Nie Yu	0	0	0	0
Officers and Directors as a Group (4 people)	0	0	0	0

(1)	For each person and entity included in this column, percentage ownership is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by the sum of total number of ordinary shares outstanding, which is 110,000,000 ordinary shares as of the date of this prospectus, and the number of shares such person or entity has the right to acquire within 60 days after the date of this prospectus.

(2)	For each person and entity included in this column, the percentage of voting rights is calculated by dividing the number of ordinary shares beneficially owned by such person or entity by 111,000,000 shares being the total number of ordinary shares outstanding immediately after the completion of this offering.

(3)	The control person is Li Guo.
(4)	The control person is Peter Goddard.
(5)	The control person is YU Yaguang.

Certain Relationships And Related Transactions

Except as described herein, none of the following parties (each a “Related Party”) has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

●	any of our directors or officers;

●	any person proposed as a nominee for election as a director;

●	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

●	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

As of March 31, 2022, December 31, 2021, and December 31, 2020, the amount due from Suzhou Kesheng Investment Management Co., Ltd., that Ms. Guo Li is the common director, was $10,613, $10,590 and $10,308, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

As of March 31, 2022, December 31, 2021, and December 31, 2020, the amount due from (to) Suzhou Kecheng Venture Capital Center (Limited Partnership), that Ms. Guo Li is the common director, was ($8,453), ($8,434) and $3,324, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

As of March 31, 2022, December 31, 2021, and December 31, 2020, the amount due to Ms. Guo Li, the director of the Company, was $41,471, $41,435 and $15,998, respectively. The amount is unsecured, interest free and does not have a fixed repayment date.

Description of Share Capital

We are a Cayman Islands company and our affairs are governed by our Memorandum and Articles of Association and Companies Act. As of the date of this prospectus, our authorized share capital is 5,000,000,000 ordinary shares, of US$0.00001 par value each. Upon completion of this offering, there will be 111,000,000 ordinary shares issued and outstanding. If we sold all of the shares registered herein, at the completion of this offering, there would be 111,000,000 ordinary shares issued and outstanding.

The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares. Ordinary shares

General. All of our issued ordinary shares are fully paid and non-assessable. Certificates evidencing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares in accordance with the Memorandum and Articles of Association.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our articles of association provide that our board of directors may declare and pay dividends if justified by our financial position and permitted by law.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which our shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more present in person or by proxy who dispute the announcement by the chairman of the result of any vote immediately following such announcement. A quorum required for a meeting of shareholders consists of shares two or more shareholders who entitled to vote. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by any of our director or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the aggregate share capital of our company that carries the right to vote at a general meeting, in which case an advance notice of at least 7 days is required for the convening of our annual general meeting and other general meetings by requisition of the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of such shareholders as, being entitled to do so, vote in person or by proxy at the general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at the general meeting. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

Transfer of Ordinary shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any share irrespective of whether the shares is fully paid or the Company has no lien over it. If our board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of such refusal. Upon completion of this offering, we intend to waive our right to refuse transfers of any ordinary shares.

Calls on Ordinary shares and Forfeiture of Ordinary shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary shares. The Companies Act and our Memorandum and Articles of Association permit us to purchase our own shares. In accordance with our Articles of Association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by our board of directors.

Inspection of Books and Records. Holders of our ordinary shares have no general right under our articles of association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Our Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares (subject to such preference shares having been duly created in accordance applicable laws) and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series to be issued;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue additional ordinary shares without any further vote or action by our shareholders.

Shares Eligible for Future Sale

Before our initial public offering, there has not been a public market for shares of our ordinary shares. Future sales of substantial amounts of shares of our ordinary shares in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our ordinary shares to fall or impair our ability to raise equity capital in the future. Following this initial public offering, The ordinary shares that were not offered and sold in our initial public offering are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

●	on the date of this prospectus, none of these restricted securities will be available for sale in the public market; and

●	181 days after the date of this prospectus, an additional ordinary shares held by shareholders subject to the terms of the lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of our ordinary shares that does not exceed the greater of 1% of the then outstanding ordinary shares or the average weekly trading volume of ordinary shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. In addition, sales by our affiliates may be subject to the terms of lock-up agreements. See “— Lock-Up Agreements.”

A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her ordinary shares for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our ordinary shares have been held for one year.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS
CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING,
OWNING AND DISPOSING OF OUR SHARES.

PRC Taxation

According to the Enterprise Income Tax Law of PRC (the “EIT Law”), which was promulgated on March 16, 2007, became effective as of January 1, 2008, and last amended on February 24, 2017, the income tax for both domestic and foreign-invested enterprises is at a uniform rate of 25%. The Regulation on the Implementation of Enterprise Income Tax Law of the PRC (the “EIT Rules”) was promulgated on December 6, 2007 and became effective on January 1, 2008.

Uncertainties exist with respect to how the EIT Law applies to the tax residence status of KB Global Holdings Limited and our offshore subsidiary. Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise”, which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, on April 22, 2009 which provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a “resident enterprise” with its “de facto management bodies” located within China if the following criteria are satisfied:

●	the place where the senior management and core management departments that are in charge of its daily operations perform their duties is mainly located in the PRC;

●	its financial and human resources decisions are made by or are subject to approval by persons or bodies in the PRC;

●	its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and

●	half or more than half of the enterprise’s directors or senior management with voting rights frequently reside in the PRC.

We believe that KB Global Holdings Limited is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. If we are deemed a China resident enterprise, we may be subject to the EIT at the rate of 25% on our global income, except that the dividends we receive from our PRC subsidiary may be exempt from the EIT to the extent such dividends are deemed dividends among qualified resident enterprises. If we are considered a resident enterprise and earn income other than dividends from our PRC subsidiary, a 25% EIT on our global income could significantly increase our tax burden and materially and adversely affect our cash flow and profitability.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ordinary shares except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax arrangement with the United Kingdom in 2010, but is not otherwise a party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. The aforementioned is the opinion of the Company’s Cayman Islands counsel, as stated in the tax opinion attached hereto as an Exhibit.

United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to mark to market;

●	U.S. expatriates;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons subject to special tax accounting rules as a result of their use of financial statements;

●	persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting shares or (ii) the total value of all classes of our shares;

●	persons who acquired our ordinary shares pursuant to the exercise of any employee share option or otherwise as consideration; or

●	persons holding our ordinary shares through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protections for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of jurisdictions other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons, or to enforce against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed McMurdo Law Group LLC. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel to Cayman Islands law, has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Plan of Distribution

We, through our officers and directors, intend to offer up to 1,000,000 shares at a price of $1.00 per share to potential investors. We have not at this point engaged any broker/dealers licensed by The Financial Industry Regulatory Authority for the sale of these shares and presently have no intention to do so. If we engaged any broker/dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to seek to sell the shares to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses in connection with the registration and sale of the shares in this Offering. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	$10.91
Transfer Agent Fees	0
Legal Fees	25,000
Accounting and Audit Fees	25,000
Total	$50,010.91

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

Complete and return the subscription agreement. A form of subscription agreement is attached hereto as Exhibit 99.1. Include a check for the subscription amount All checks for subscriptions must be made payable to “KB Global Holdings Limited”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

Selling Restrictions

Foreign Regulatory Restrictions on Purchase of Shares Generally

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in the Cayman Islands

No invitation will be made directly or indirectly to any person resident in the Cayman Islands to subscribe for any of the shares and this prospectus does not constitute and will not be an offering of the shares to any person in the Cayman Islands.

Legal Matters

The validity of the shares and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Ogier.

Experts

Financial statements as of December 31, 2020 and 2019 appearing in this prospectus, have been included herein and in the registration statement in reliance upon the report of Centurion ZD CPA & Co., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. The office of Centurion ZD CPA & Co.is located in Hong Kong.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the ordinary shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We currently do not file periodic reports with the SEC. Upon closing of our initial public offering, we will be required to file periodic reports (including an annual report on Form 10-K, which we will be required to file within 90 days from the end of each fiscal year, and Form 10-Q, which we will be required to file within 45 days of the end of each fiscal quarter), and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

KB GLOBAL HOLDINGS LIMITED

Report of Independent Registered Public Accounting Firm

To the Director and shareholders of KB Global Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of KB Global Holdings Limited and Subsidiaries (collectively, the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive losses, shareholders’ equity and cash flows for the years ended December 31, 2021 and 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong

June 2, 2022

We have served as the Company’s auditor since 2020.

PCAOB ID # 2769

KB GLOBAL HOLDINGS LIMITED

Consolidated Balance Sheets

	December 31,
	2021	2020
ASSETS
Current assets
Other receivables	$13,216	$8,408
Amounts due from related parties	10,590	13,632
Cash and cash equivalents	44	392
Total current assets	23,850	22,432
Total assets	$23,850	$22,432

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrual	$22,000	$20,000
Tax payable	2,729	2,656
Amount due to related parties	49,869	15,998
Total current liabilities	74,598	38,654
Total liabilities	74,598	38,654

Shareholders’ equity
Ordinary shares, $0.00001 par value, authorized 110,000,000 shares as of December 31, 2021 and 2020; 110,000,000 shares issued and outstanding as of December 31, 2021 and 2020	1,100	1,100
Accumulated deficit	(51,810)	(17,326)
Accumulated other comprehensive loss ( income)	(38)	4
Total shareholders’ equity (deficit)	(50,748)	(16,222)
Total liabilities and shareholders’ equity	$23,850	$22,432

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Consolidated Statements of Operations and Comprehensive (Loss) Income

	For the years ended December 31,
	2021	2020
Revenue	$-	$-
Cost of sales	-	-
Gross profit	-	-

Other income	1	2,487
Operating expenses	(34,485)	(20,053)
Loss from operations	(34,484)	(17,566)

Income tax expense	-	-
Net loss	$(34,484)	$(17,566)

Other comprehensive (loss) income
Foreign currency translation adjustments	(42)	147
Comprehensive loss	(34,526)	(17,419)
Basic and diluted earnings per ordinary share	(0.00)	(0.00)
Basic and diluted weighted average ordinary shares outstanding	110,000,000	110,000,000

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Consolidated Statements of shareholder’ Equity

			Retained	Accumulated
			earnings	other
	Ordinary shares		(accumulated	comprehensive	Shareholders’
	Number	Amount	deficit)	income (loss)	equity
Balance as of January 1, 2021	110,000,000	$1,100	$(17,326)	$4	$(16,222)
Net loss for the year	-	-	(34,484)	-	(34,484)
Foreign currency translation adjustment	-	-	-	(42)	(42)
Balance as of December 31, 2021	110,000,000	$1,100	$(51,810)	$(38)	$(50,748)

Balance as of January 1, 2020	110,000,000	$1,100	$240	$(143)	$1,197
Net income for the year	-	-	(17,566)	-	(17,566)
Foreign currency translation adjustment	-	-	-	147	147
Balance as of December 31, 2020	110,000,000	$1,100	$(17,326)	$4	$(16,222)

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2021	2020
Cash flows from operations:
Loss from operations	$(34,484)	$(17,566)
Changes in operating assets and liabilities:
Other receivables	(4,539)	(6,911)
Accrual	2,000	4,870
Net cash used in operations	(37,023)	(19,607)

Cash flows from financing activities:
Advances to related parties	25,000	-
Advances from a related party	11,670	19,954
Net cash provided by financing activities	36,670	19,954

Effect of exchange rate change on cash and cash equivalents	5	21

Net decreased( increased) in cash and cash equivalents	(348)	368
Cash and cash equivalents, beginning of year	392	24
Cash and cash equivalents, end of year	$44	$392

Supplemental cash flow disclosure:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

FOR THE YEAR ENDED DECEMBER 31, 2021

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

KB Global Holdings Limited (the “Company”) is incorporated in the Cayman Islands on 17 November 2017 with the authorized capital of 5 billion ordinary shares, par value of $0.00001 per share.

On November 20, 2017, Kesheng Global (HK) Limited, or Kesheng HK, was incorporated in Hong Kong as a wholly-owned subsidiary of KB Global Holdings Limited.

On January 18, 2018, Suzhou Keju Enterprise Management Consulting Limited, or Suzhou Keju, our Wholly Foreign-Owned Enterprise (the “WFOE”), was incorporated in Suzhou, PRC, with registered capital of $10 million, as a wholly-owned subsidiary of Kesheng HK.

Beijing Kezhao Technology Co., Ltd. (the “BJKZ”) was incorporated in PRC on August 13, 2018. BJKZ is an information technology company which engaged in information technology development and consulting services.

On November 30, 2018, WFOE entered into an exclusive business cooperation agreement with the shareholders of BJKZ, through which WFOE has gained full control over the management and receive the economic benefits of BJKZ.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and reflect the activities of the following subsidiaries and variable interest entity (“VIE”): Kesheng HK, Suzhou Keju, and BJKZ. All inter-company transactions and balances have been eliminated in the consolidation.

In accordance with U.S. GAAP, VIE are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIEs for financial reporting purposes.

Accounting Standards Codification (“ASC”) 810-10 “Consolidation” addresses whether certain types of entities referred to as VIE, BJKZ should be consolidated in a company’s consolidated financial statements. Pursuant to the exclusive business cooperation agreement, WFOE has the exclusive right to provide to BJKZ technical development, technical support, management consultation and other related services on an exclusive basis. In accordance with the provisions of ASC 810, the Company has determined that BJKZ is a VIE of the WFOE and that the Company is the primary beneficiary, and accordingly, the financial statements of BJKZ are consolidated into the results of the Company.

The following assets and liabilities of the VIE are included in the accompanying consolidated financial statements of the Company as of December 31, 2021 and 2020:

	Year ended December 31,
	2021	2020
Current assets	$22,750	21,332
Total assets	$22,750	21,332

Current liabilities	$27,598	18,654
Total liabilities	$27,598	18,654

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s financial statements are presented in the U.S. dollar ($), which is the Company’s reporting currency. The Company use Renminbi (“RMB”) as their functional currencies. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into U.S. dollar using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period.  Adjustments resulting from the translation are recorded in shareholders’ equity as part of accumulated other comprehensive income.

FAIR VALUE MEASUREMENTS

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. Certain current assets and current liabilities are financial instruments. Management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, their current interest rates are equivalent to interest rates currently available. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts of financial assets and liabilities, such as balance with related parties approximate their fair values because of the short maturity of these instruments or the rate of interest of these instruments approximate the market rate of interest.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Standards – In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Adoption of the ASUs is on a modified retrospective basis. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for Level 1, Level 2 and Level 3 instruments in the fair value hierarchy. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

Accounting standards issued but not adopted - In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, we must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Group is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Group continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (“EPS”) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares.

For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Group is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

NOTE 3 - ACCRUAL

Accrual consisted of the following:

	Year ended December 31,
	2021	2020
Accrued audit fee	$22,000	$20,000

NOTE 4 – NET (LOSS) INCOME PER ORDINARY SHARE

The following table sets forth the computation of basic and diluted net (loss) income per share for years indicated:

	Year ended December 31,
	2021	2020
Net (loss) income attributable to the Company, basic and diluted shares	$(34,484)	$(17,566)

Weighted average ordinary shares used in computing basic and dilutive net (loss) income per share	110,000,000	110,000,000
Net (loss) income per common share, basic	(0.00)	(0.00)

There were no dilutive securities for the years ended December 31, 2021 and 2020.

NOTE 5 - INCOME TAXES

BJKZ is incorporated in the PRC. It is governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate for companies operating in the PRC is 25%.

The Company’s effective income tax rates were 0% for the years ended December 31, 2021 and 2020 because of accumulated tax losses brought forward. The applicable rates of income taxes are as follows:

	Year ended December 31,
	2021	2020
U.S. statutory rate	34.0%	34.0%
Foreign income not registered in the U.S.	(34.0)%	(34.0)%
PRC statutory rate	25.0%	25.0%
Changes in valuation allowance and others	(25.0)%	(25.0)%
Effective tax rate	0%	0%

Income tax payable represented enterprise income tax at a rate of 25% of taxable income that the Company accrued but not paid. Income tax payable as of December 31, 2021 and 2020 comprises:

Year ended December 31,
	2021	2020
Current income tax expense	$-	$-
Deferred tax expense (benefit)	-	-
Current income tax expense	$-	$-

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance

	Year ended December 31,
	2021	2020
Deferred tax asset from operating losses carry-forwards	$8,621	$4,392
Valuation allowance	(8,621)	(4,392)
Deferred tax asset, net	$-	$-

NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES

a.	Related party

Name of related party	Relationship with the Company
Suzhou Kesheng Investment Management Co., Ltd.	Ms. Guo Li is common director
Suzhou Kecheng Venture Capital Center (Limited Partnership)	Ms. Guo Li is common director
Guo Li	Ms. Guo Li is the director of the Company

b.	Related party balances

The Company had the following related party balances at December 31, 2021 and 2020:

	Year ended December 31,
	2021	2020
Due from (to) related parties:
Suzhou Kesheng Investment Management Co., Ltd.	10,590	10,308
Suzhou Kecheng Venture Capital Center (Limited Partnership)	(8,434)	3,324
Guo Li	(41,435)	(15,998)

The amounts due from (to) related parties are without interest and due on demand.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating lease

The Company did not have any operating lease as of December 31, 2021 and 2020.

Legal proceedings

There has been no legal proceeding in which the Company is a party as of December 31, 2021 and 2020.

NOTE 8 - SUBSEQUENT EVENT

There were no events or transactions that would require recognition or disclosure in financial statements for the year ended December 31, 2021.

KB GLOBAL HOLDINGS LIMITED

KB GLOBAL HOLDINGS LIMITED

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Other receivables	$13,243	$13,216
Amounts due from a related party	10,613	10,590
Cash and cash equivalents	44	44
Total current assets	23,900	23,850
Total assets	$23,900	$23,850

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrual	$25,000	$22,000
Tax payable	2,735	2,729
Amount due to related parties	49,924	49,869
Total current liabilities	77,659	74,598
Total liabilities	77,659	74,598

Shareholders’ equity
Ordinary shares, $0.00001 par value, authorized 5,000,000,000 shares as of March 31, 2022 and December 31, 2021; 110,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021	1,100	1,100
Accumulated deficit	(54,810)	(51,810)
Accumulated other comprehensive income	(49)	(38)
Total shareholders’ deficit	(53,759)	(50,748)
Total liabilities and shareholders’ equity	$23,900	$23,850

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Unaudited Condensed Consolidated Statements of Operations and Comprehensive  (Loss) Income

	For the three months ended March 31
	2022	2021
	(Unaudited)	(Unaudited)
Revenue	$-	$-
Cost of sales	-	-
Gross profit	-	-

Other income	-	-
Operating expenses	(3,000)	(232)
Loss from operations	(3,000)	(232)

Income tax expense	-	-
Net loss	$(3,000)	$(232)

Other comprehensive loss
Foreign currency translation adjustments	(11)	(9)
Comprehensive loss	(3,011)	(241)
Basic and diluted earnings per ordinary share	(0.00)	(0.00)
Basic and diluted weighted average ordinary share outstanding	110,000,000	110,000,000

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Unaudited Condensed Consolidated Statements of Shareholders’ Equity

			Retained	Accumulated
			earnings	other
	Ordinary shares		(accumulated	comprehensive	Shareholder’
	Number	Amount	deficit)	income (loss)	equity
Balance as of January 1, 2022	110,000,000	$1,100	$(51,810)	$(38)	$(50,748)
Net loss	-	-	(3,000)	-	(3,000)
Foreign currency translation adjustment	-	-	-	(11)	(11)
Balance as of March 31, 2022	110,000,000	$1,100	$(54,810))	$(49)	$(53,759)

Balance as of January 1, 2021	110,000,000	$1,100	$(17,326)	$4	$(16,222)
Net loss	-	-	(232)	-	(232)
Foreign currency translation adjustment	-	-	-	(9)	(9)
Balance as of March 31, 2021	110,000,000	$1,100	$(17,558)	$(5)	$(16,463)

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

Unaudited Condensed Consolidated Statements of Cash Flows

	For the three months ended March 31
	2022	2021
	(Unaudited)	(Unaudited)
Cash flows from operations:
Loss from operations	$(3,000)	$(232)
Changes in operating assets and liabilities:
Other receivables	-	(1,385)
Accrual	3,000	-
Net cash used in operations	-	(1,617)

Cash flows from financing activities:
Advances from related parties	-	1,234
Net cash provided by financing activities	-	1,234

Effect of exchange rate change on cash and cash equivalents	-	2

Net decreased in cash and cash equivalents	-	(381)
Cash and cash equivalents, beginning of period	44	392
Cash and cash equivalents, end of period	$44	$11

Supplemental cash flow disclosure:
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

KB GLOBAL HOLDINGS LIMITED

FOR THE THREE MONTHS ENDED MARCH 31, 2022

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

KB Global Holdings Limited (the “Company”) is incorporated in the Cayman Islands on 17 November 2017 with the authorized capital of 5 billion ordinary shares, par value of $0.00001 per share.

On November 20, 2017, Kesheng Global (HK) Limited, or Kesheng HK, was incorporated in Hong Kong as a wholly-owned subsidiary of KB Global Holdings Limited.

On January 18, 2018, Suzhou Keju Enterprise Management Consulting Limited, or Suzhou Keju, our Wholly Foreign-Owned Enterprise (the “WFOE”), was incorporated in Suzhou, PRC, with registered capital of $10 million, as a wholly-owned subsidiary of Kesheng HK.

Beijing Kezhao Technology Co., Ltd. (the “BJKZ”) was incorporated in PRC on August 13, 2018. BJKZ is an information technology company which engaged in information technology development and consulting services.

On November 30, 2018, WFOE entered into an exclusive business cooperation agreement with the shareholders of BJKZ, through which WFOE has gained full control over the management and receive the economic benefits of BJKZ.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and reflect the activities of the following subsidiaries and variable interest entity (“VIE”): Kesheng HK, Suzhou Keju, and BJKZ. All inter-company transactions and balances have been eliminated in the consolidation.

In accordance with U.S. GAAP, VIE are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIEs for financial reporting purposes.

Accounting Standards Codification (“ASC”) 810-10 “Consolidation” addresses whether certain types of entities referred to as VIE, BJKZ should be consolidated in a company’s consolidated financial statements. Pursuant to the exclusive business cooperation agreement, WFOE has the exclusive right to provide to BJKZ technical development, technical support, management consultation and other related services on an exclusive basis. In accordance with the provisions of ASC 810, the Company has determined that BJKZ is a VIE of the WFOE and that the Company is the primary beneficiary, and accordingly, the financial statements of BJKZ are consolidated into the results of the Company.

The following assets and liabilities of the VIE are included in the accompanying consolidated financial statements of the Company as of March 31, 2021 and December 31, 2021:

	March 31, 2022	December 31, 2021
	(Unaudited)
Current assets	$22,800	22,750
Non-current assets	-	-
Total assets	$22,800	22,750

Current liabilities	$27,659	27,598
Non-current liabilities	-	-
Total liabilities	$27,659	27,598

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The Company’s financial statements are presented in the U.S. dollar ($), which is the Company’s reporting currency. The Company use Renminbi (“RMB”) as their functional currencies. Transactions in foreign currencies are initially recorded at the functional currency rate ruling at the date of transaction. Any differences between the initially recorded amount and the settlement amount are recorded as a gain or loss on foreign currency transaction in the statements of income. Monetary assets and liabilities denominated in foreign currency are translated at the functional currency rate of exchange ruling at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the statements of income.

In accordance with ASC 830, Foreign Currency Matters, the Company translated the assets and liabilities into U.S. dollar using the rate of exchange prevailing at the applicable balance sheet date and the statements of income and cash flows are translated at an average rate during the reporting period.  Adjustments resulting from the translation are recorded in shareholders’ equity as part of accumulated other comprehensive income.

FAIR VALUE MEASUREMENTS

ASC Topic 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This topic also establishes a fair value hierarchy, which requires classification based on observable and unobservable inputs when measuring fair value. Certain current assets and current liabilities are financial instruments. Management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and, if applicable, their current interest rates are equivalent to interest rates currently available. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The carrying amounts of financial assets and liabilities, such as balance with related parties approximate their fair values because of the short maturity of these instruments or the rate of interest of these instruments approximate the market rate of interest.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of three months or less and are readily convertible to known amounts of cash.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Standards – In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Adoption of the ASUs is on a modified retrospective basis. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for Level 1, Level 2 and Level 3 instruments in the fair value hierarchy. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group applied the new standard beginning April 1, 2020 and the adoption did not have a material impact on the Group’s consolidated financial statements.

Accounting standards issued but not adopted - In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, we must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Group is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. The Group continues to evaluate the impact of the guidance and may apply the elections as applicable as changes in the market occur.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (“EPS”) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares.

For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Group is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

NOTE 3 - ACCRUAL

Accrual consisted of the following:

	March 31, 2022	December 31, 2021
	(Unaudited)
Accrued audit fee	$25,000	$22,000

NOTE 4 – NET (LOSS) INCOME PER ORDINARY SHARE

The following table sets forth the computation of basic and diluted net (loss) income per share for years indicated:

	Three months ended March 31,
	2022	2021
Net (loss) income attributable to the Company, basic and diluted shares	$(3,000)	$(232)

Weighted average ordinary shares used in computing basic and dilutive net (loss) income per share	110,000,000	110,000,000
Net (loss) income per common share, basic	(0.00)	(0.00)

There were no dilutive securities for the three months ended March 31, 2022 and 2021.

NOTE 5 - INCOME TAXES

BJKZ is incorporated in the PRC. It is governed by the income tax law of the PRC and is subject to PRC enterprise income tax (“EIT”). The EIT rate for companies operating in the PRC is 25%.

The Company’s effective income tax rates were 0% for the three months ended March 31, 2022 and 2021 because of accumulated tax losses brought forward. The applicable rates of income taxes are as follows:

	Three months ended March 31,
	2022	2021
U.S. statutory rate	34.0%	34.0%
Foreign income not registered in the U.S.	(34.0)%	(34.0)%
PRC statutory rate	25.0%	25.0%
Changes in valuation allowance and others	(25.0)%	(25.0)%
Effective tax rate	0%	0%

Income tax payable represented enterprise income tax at a rate of 25% of taxable income that the Company accrued but not paid. Income tax payable as of March 31, 2022 and December 31, 2021 comprises:

	March 31, 2022	December 31, 2021
(Unaudited)
Current income tax expense	$-	$-
Deferred tax expense (benefit)	-	-
Current income tax expense	$-	$-

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance

	March 31, 2022	December 31, 2021
	(Unaudited)
Deferred tax asset from operating losses carry-forwards	$750	$8,621
Valuation allowance	(750)	(8,621)
Deferred tax asset, net	$-	$-

NOTE 6 - RELATED PARTY TRANSACTIONS AND BALANCES

c.	Related party

Name of related party	Relationship with the Company
Suzhou Kesheng Investment Management Co., Ltd.	Ms. Guo Li is common director
Suzhou Kecheng Venture Capital Center (Limited Partnership)	Ms. Guo Li is common director
Guo Li	Ms. Guo Li is the director of the Company

d.	Related party balances

The Company had the following related party balances at March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
	(Unaudited)
Due from (to) related parties:
Suzhou Kesheng Investment Management Co., Ltd.	10,613	10,590
Suzhou Kecheng Venture Capital Center (Limited Partnership)	(8,453)	(8,434)
Guo Li	(41,471)	(41,435)

The amounts due from (to) related parties are without interest and due on demand.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating lease

The Company did not have any operating lease as of March 31, 2022.

Legal proceedings

There has been no legal proceeding in which the Company is a party as of March 31, 2022.

NOTE 8 - SUBSEQUENT EVENT

There were no events or transactions that would require recognition or disclosure in financial statements for the three months ended March 31, 2022.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the company and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Recent Sales of Unregistered Securities

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.	Exhibit title
3.1	Certificate of Incumbency (filed as an Exhibit to the Form S-1, filed on December 16, 2021, and incorporated herein by reference.)

3.2	Memorandum and Articles of Association of the Registrant, effective upon completion of this offering (filed as an Exhibit to the Form S-1, filed on December 16, 2021, and incorporated herein by reference.)

5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered and certain other legal matters.

8.2	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

21.1	List of Subsidiaries of the Registrant (filed as an Exhibit to the Form S-1, filed on December 16, 2021, and incorporated herein by reference.)

23.1	Consent of Centurion ZD CPA & Co.

23.2	Consent of Ogier (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Form of Subscription Agreement (filed as an Exhibit to the Form S-1/A, filed on May 9, 2022, and incorporated herein by reference.)

99.2	VIE Approval by CSRC (filed as an Exhibit to the Form S-1/A, filed on February 1, 2022, and incorporated herein by reference.)

107	Filing fee schedule

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on July 15, 2022.

KB Global Holdings Limited

By:	/s/ Li Guo
Name:	Li Guo
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Li Guo as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Li Guo	Chief Executive Officer, Director	July 15, 2022
Li Guo

/s/ Ziyong Hu	Chief Financial Officer	July 15, 2022
Ziyong Hu

/s/ Feng Jiang	Controller	July 15, 2022
Feng Jiang

/s/ Nie Yu	Chief Operational Officer	July 15, 2022
Nie Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of KB Global Holdings Limited has signed this registration statement or amendment thereto in New York on July 15, 2022.

Authorized U.S. Representative

By:	/s/ Matthew McMurdo
	Name:	Matthew McMurdo
	Title:	Attorney

II-4